Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT 3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEIGHPART INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida (State or other jurisdiction of incorporation or organization)	5047 (Primary Standard Industrial Classification Code Number)	92-0258518 (I.R.S. Employer Identification No.)

20301 SW 106th Ave.

Miami, Florida 33189
Telephone: (305) 439-4139
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Donald R. Keer, Esq.
Counsel
3663 Greenwood Circle

Chalfont, PA 18914

Telephone: (215) 962-9378
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus, dated October 23, 2024

PROSPECTUS

Shares

NEIGHPART INTERNATIONAL CORP.

Common Stock

This is NEIGHPART INTERNATIONAL CORP.’s initial public offering. We are selling 20,000,000 shares of our common stock.

We expect the public offering price of our common stock will be $1.00 per share. Currently, no public market exists for the shares of our common stock. The final offering price of the shares will be established prior to the qualification of this offering statement. We have applied to be listed on the otcmarkets.com OTCQB exchange and we have applied for the symbol “NIDV.” Listing on OTCQB is not a condition to consummation of this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Summary—Emerging Growth Company.”

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page 17 of this prospectus for factors you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price	$1.00	$20,000.000
Offering Expenses	$0.10	$1,000,000
Proceeds, after expenses	$0.90	$19,000,000

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

At the current time no underwriters are engaged to assist in this offering.

Neither we nor any potential underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States, neither we nor any underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

Financial Statement Presentation

This prospectus includes certain historical condensed financial and other data for NEIGHPART INTERNATIONAL CORP. (“NEIGHPART INTERNATIONAL CORP.”).

Certain Definitions

As used in this prospectus, “Neighpart,” “NIC,” the “Company,” “we,” “us” and “our” refers to NEIGHPART INTERNATIONAL CORP.

As used in this prospectus, “Class A Common Stock” and “Common Stock” refers to the common voting stock of NEIGHPART INTERNATIONAL CORP.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to obtain reimbursements from Payors, and comply with reimbursement rules and standards of care;
•	our ability to successfully renegotiate Payor contracts on substantially similar terms;
•	our ability to comply with changing laws and regulations, and exclusion from federal health care programs for failure to report and return overpayments;
•	our reliance on relatively few vendors for the majority of our medical equipment and supplies;
•	our inability to timely scale-up manufacturing of our products and services provided by third parties;
•	our failure to successfully design, modify and implement technology and other process changes;
•	our failure to maintain controls and processes over billing and collections;
•	our failure to attract and retain key members of senior management and other skilled labor;
•	our ability to address the market opportunity in the healthcare sector, as well as the total market opportunity;
•	our ability to maintain regulatory approval for our products and services;
•	regulatory developments in the HME industry in the United States;
•	our ability to address the needs of our existing and potential patients with home healthcare products and services;
•	the success of competing products that are or may become available;
•	our financial performance;
•	our competitive position;
•	the size and growth of the markets for our products and our ability to serve those markets;
•	our plans and expected potential benefits of acquisitions and our ability to identify suitable acquisition opportunities and effectively integrate acquired businesses in a cost-effective manner;
•	our expectations regarding our ability to obtain and maintain intellectual property protection for our products and related technologies;
•	our capital requirements, the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our ability to generate revenue and obtain funding for our operations, including funding necessary to complete further development of our current and future products;
•	the impact of the COVID-19 pandemic on our business, financial condition and results of operations and our response to it;
•	our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and
•	our anticipated use of our existing resources and the proceeds from this offering.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in shares of our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes thereto included elsewhere in this prospectus, before you decide to invest in shares of our common stock.

Neighpart International Corporation

Neighpart International Corporation (“NIC” or the “Company”) was founded in 2019 as the first act of internationalization of the Neighpart S.A. Neighpart S.A was founded in 1991 as Madrigal Pharmacies, S.A. Neighpart S.A. distributed medicines, both prescription and over the counter, medical devices and medical equipment. Both companies have Mr. Claudio A. Escobar as their majority shareholder. On August 1, 2024 NIC completed the negotiations for the acquisition of 100% of the outstanding shares of Neighpart S.A., Kaizen Energy S.A.E.C.A. and Cevima S.A. in exchange for Series B Preferred Shares. Closing will occur within 7 days after the effectiveness of this offering or within 30 days after the withdrawal of this offering. Closing of the transactions is not dependent on the successful qualification of this offering.

NIC’s development plan is to integrate a group of wholly owned healthcare companies initially focused on servicing the Republic of Paraguay. During the first three years of activity, NIC was able to provide Neighpart S.A. with equipment that allowed them to grow their business and position themselves to negotiate the acquisitions. NIC identified and provided to Neighpart S.A, with: (i) oxygen generating equipment, (ii) medical equipment, (iii) modular operating rooms and components, (iii) oxygen compressors, and (iv) diesel power electric generators. According to management's vision, in a world where technology is concentrated in a few countries bringing those technologies to developing markets, such as Paraguay, is a key to NIC’s future growth.

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On May 31, 2024 NIC executed a memorandum of understanding for a distribution agreement with Comitas Telesalud S.A., a Spanish company, that developed an advanced telemedicine equipment technology. The distribution agreement will close in October, 2024 upon the completion of due diligence. Closing is not dependent upon the success of this offering. The distribution agreement grants NIC the exclusive distribution and manufacturing rights of the telemedicine equipment technology for the Argentina, Brazil and Paraguay markets. The commercialization of this distribution agreement could allow NIC to be the leader in telemedicine technology in the region. To create synergy with the telemedicine technology NIC is in negotiations for the acquisition of an alternative energy company with advanced electrical storage capacity, Kaizen Energy S.A.E.C.A. NIC is also negotiating with a specialty cleaning and sanitization company, Cevima, S.A. which can operate within NIC facilities and provide services to other healthcare providers. These companies are all based in the Republic of Paraguay with solid business models and provide a synergy for NIC in the Paraguayan healthcare industry.

The future divisions of NIC are:

Neighpart S.A, is a long-time healthcare provider for : (i) oxygen plants, (ii) medical equipment, (iii) modular operating rooms and its parts, (iii) oxygen compressors, (iv) diesel power electric generator, among others, for the private and especially the governmental sector in Paraguay, mostly of the operation is based on national or sometime may be international tenders, then the level of services and products awarded is a clear example of the high-quality products and reliability on the installation and operational capabilities Neighpart S.A, has demonstrated for several years, so far.

Kaizen Energy S.A.E.C.A: this is Public Limited Company, qualified for the issuance of shares or debt securities, traded through the Stock Exchange registered in the Paraguayan stock market. Is a new company acting in the solar energy industry, with the support from Huawei limited to solar energy products and services, and Longi Solar Technology.

Cevima S.A. is a maintenance, cleaning, and related service provider for the private but especially the government sector in Paraguay. The services provided are awarded under national tenders, competing with other qualified companies in that industry.

As part of NIC’s continued expansion the company plans to pursue additional partnerships or acquisitions for the ability to import intellectual property, business operations and/or trade secrets into Paraguay to improve the healthcare system.

NIC will either own 100% of the subsidiaries or at least a 51% interest in any joint ventures or partnerships and control the operations in Paraguay.

On August 1, 2024 NIC executed acquisition agreements with Neighpart S.A., Kaizen Energy S.A.E.C.A. and Cevima S.A. which will close within 7 days of the qualification of this offering or within 30 days of the withdrawal of this offering.

All acquisitions will have a PCAOB audit reports prepared within 75 days of qualification of this offering.

IMPLEMENTATION PLAN

NIC will consolidate technology, services and products via acquisitions and partnership ventures within Paraguay to improve the healthcare in the Country.

Since its creation, NIC´s activity has focused on introducing technologies and operational improvements to the medical infrastructure of the Republic of Paraguay. As an example, NIC provided oxygen generating equipment to Neighpart S.A., which had the ability to have the equipment installed in hospital units in Paraguay including INGAVI, Regional Hospital of Ciudad del Este, Pilar Regional Hospital and Luque Hospital. This equipment provide a reliable replacement to older technology, oxygen tubes. NIC plans to continue to introduce other technologies such as modular operating rooms to reduce sepsis, improve cleaning and sterilization and continuous power supplies.

Neighpart’s initial objective is to grow its operations throughout Paraguay then South America and the Caribbean Islands then further expanding affordable healthcare support components to developing countries that will benefit from the reliability, convenience and lower cost.

NIC will provide strong financials to provide cashflow for growth and expansion to its shareholders.

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MARKET OVERVIEW

NIC’s business plan is to focus on development and improvement of healthcare services and infrastructure to provide reliability to the industry in Paraguay. Investors should consider the general Republic of Paraguay outlook, the nature of the healthcare industry in Paraguay and the weaknesses of the electrical infrastructure that affect the reliability of the country’s healthcare industry.1

Republic of Paraguay Outlook:

Sound macroeconomic policies have benefited Paraguay’s economy over the past two decades. From 2004 to 2019, Paraguay grew faster, recorded smaller fiscal deficits, and borrowed less than its peer countries. Much of this growth reflected favorable terms of trade that supported agriculture and hydropower exports, but institutional reforms such as the inflation targeting mechanism and fiscal responsibility legislation (FRL) helped to safeguard macro stability and sustain growth.

The Paraguayan government publicly encourages private foreign investment, but U.S. companies often struggle with practices that inhibit or slow their activities. Paraguay guarantees equal treatment of foreign investors and permits full repatriation of capital and profits. Paraguay has historically maintained the lowest tax burden in the Latin American region, with a 10 percent corporate tax rate and a 10 percent value added tax (VAT) on most goods and services.

The Ministry of Industry and Commerce (MIC) signed in February 2021 an MOU with the Ministry of Justice to strengthen the rule of law and provide additional legal security to foreign investments in the country. Foreign and domestic private entities may establish and own business enterprises. Foreign businesses are not legally required to be associated with Paraguayan nationals for investment purposes, though this is strongly recommended on an unofficial basis, by national authorities. There is no restriction on repatriation of capital and profits. Private entities may freely establish, acquire, and dispose of business interests.

Under the Investment Incentive Law (60/90) and the maquila program, the government has an approval mechanism for foreign investments that seeks to estimate the proposed investment’s economic impact in areas including employment, incorporation of new technologies, and economic diversification.

Paraguay has a floating exchange rate. Because of close ties to its two big neighbors in the Mercosur, the Paraguayan currency (Guaraní) depends on economic development and currency rates (measured against the U.S. dollar) in Paraguay and Brazil. The central bank (Banco Central del Paraguay, BCP) coordinates monetary policy, taking into account the baseline of government economic policy. The BCP’s independence from political pressures has been strengthened over time. It is now relatively autonomous in its decisions.

Healthcare in Paraguay: In recent years, Paraguay has improved its infant mortality rate, healthcare facility spending and health care resources. Yet, there is still much to do to improve healthcare in Paraguay. Here are seven ways the Paraguayan government is working to improve healthcare in Paraguay.

1. Paraguay has far fewer healthcare workers than needed to provide adequate care for patients in rural areas. In fact, 70% of healthcare workers are allocated in the city of Asunción despite only 30% of the population living in that area.

2. The World Bank approved a loan to Paraguay to help improve its healthcare structure. In May of 2019, the World Bank approved a $115 million loan to allow Paraguay to develop health treatments for mothers, new-born children and people who suffer from chronic health conditions. With the help of this loan, the quality of healthcare will increase in Paraguay in the coming years.

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1 htps://hia.paho.org/en/countries-22/paraguay-country-profile

Directorate of Surgical Specialties-Medical Department-Operating Room Service-Central Hospital of the Social Security Institute/Unified Public Information Portal.

National Observatory of the Social Security Institute (Observatorio Nacional del Instituto de Previsión Social).

https://www.bnamericas.com/en/news/paraguay-faces-potential-blackouts-itaipu-breaks-record

https://www.iea.org/countries/paraguay

https://www.worldbank.org/en/country/paraguay/overview

https://www.imf.org/en/Countries/PRY

https://www.oecd.org/en/publications/government-at-a-glance-latin-america-2024-country-notes_6ece9d93-en/paraguay_681a56fc-en.html

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3. The current life expectancy for people in Paraguay is 74.1 years. In 1990, the life expectancy in Paraguay was 68.5 years. Innovations in medicine, an increase in healthcare spending and resources have all contributed to the increase in the Paraguayan life expectancy. Although Paraguay has increased its life expectancy in the last 30 years, the country still has a long way to go to meet the life expectancy of more developed nations.

4. The average amount spent on healthcare per capita in Paraguay is cause for great concern. In 2017, the average healthcare spending per capita for one year was $381. This number is a fraction of what developed nations spend on healthcare. As middle and lower-income Paraguayans do not have the financial resources to pay for healthcare, they do not go to doctors or hospitals unless it is necessary. Lack of doctor visits and preventative care will cause further health issues and the onset of chronic health conditions for Paraguayans in the future.

5. Paraguay has very few hospital beds compared to the beds needed to care for the sick population. Paraguay has about one hospital bed per 1000 people, which is almost a third of the hospital beds the United States has. Having enough hospital beds is essential to caring for the vulnerable population, especially during the COVID-19 pandemic. Because of the COVID-19 pandemic, Paraguay is in urgent need of more hospitals. Paraguay is building contingent hospitals to help care for more sick patients, but these hospitals will only help with the hospital bed shortage in the short term.

6. Paraguay still has a relevantly high infant mortality rate. As of 2019, the infant mortality rate in Paraguay was 16.6 infant deaths per 1000 live births. This is almost three times the infant mortality rate of the United States. Most of the infants died of diseases such as pneumonia, the flu and diarrheal diseases.

7. Paraguay does not have sufficient mental health resources. In Paraguay, there are only two mental health hospitals, no mental healthcare plan for adolescents and no stand-alone laws for mental health issues. Currently, 908,117 people in Paraguay suffer from mental health issues. To help the mentally ill population, Paraguay needs more resources to finance more mental health institutions. Paraguay also needs to create mental health plans and institute laws to help the mentally ill.

Overall, Paraguay has made many improvements over the years, including infant mortality rate, healthcare spending and resources. However, Paraguay is still far from being caught up with higher-income nations. With the help of foreign aid and instituting more health care policies, Paraguay may develop a stronger healthcare system.

The Paraguayan Energy Infrastructure: Paraguay is one of the world’s largest exporters of electricity. The Country consumes only 16% of the electricity it produces; the rest is exported as a commodity to countries such as Brazil. This energy is sold at lower than the market price due to international agreements.

Despite generating and exporting a great deal of hydroelectricity, Paraguay heavily relies on biomass for domestic consumption. “Wood from forest plantations and native forests supplies 51% of households for cooking,” explains Guillermo Achucarro, an environmental engineer specializing in climate change. “The remainder is used by agricultural industries, which find it cheaper to use firewood than to pay for electricity.”

Although Paraguay’s domestic demand is mostly supplied by biomass, the generation capacity of the country’s three hydroelectric plants – Acaray, Yacyretá and Itaipú – has been considerably impacted by two consecutive years of historic drought along the Paraná River, on which all three are located. Due to the low flow, little water has reached the reservoirs of the three power plants, which has considerably reduced production.

The vast majority of Paraguayans believes that, faced with constant power cuts, they will have no choice but to buy a generator. Disadvantages include noise, pollution, and fuel consumption, but they have no choice. They cannot rely on the current quality of service: their income depends on it. A lack of adequate infrastructure is compounded by an energy mix that fails to take advantage of renewable energy sources and the advance of the climate crisis, which promises to exacerbate the problems. In the not-too-distant future, one of the world’s largest energy exporters may not be able to turn on the lights.

The electrical infrastructure short-comings lead to rolling blackouts which include healthcare facilities. NIC has identified improvement of the electrical infrastructure surrounding the healthcare industry as an opportunity for operational improvement and generating profits.

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FINANCIAL PERFORMANCE SUMMARY

For the year ended December 31, 2023, we generated $3,802,754 of revenue, with a $1,004,000 in net profit.

For the six months ended June 30, 2024, we generated $445,000 of revenue, with a net income loss of $127,068.

SUMMARY OF THE OFFER

Securities offered	Class A Common Stock

Class A Stock Common outstanding before the Offering*	15,744,000 shares of Class A Common Stock

Class A Stock Common offered	20,000,000 shares of Class A Common Stock

Class A Stock Common outstanding after the Offering, assuming full subscription	35,744,000 shares Class A Common Stock
Share Price	$1 per share

Minimum Investment	$50,000

USE OF PROCEEDS

See “Use of Proceeds to Issuer” section of this Offering Circular.

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RISK FACTORS

An investment in shares of our common stock involves substantial risks and uncertainties that may adversely affect our business, results of operations and financial condition. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section titled “Risk Factors” immediately following this prospectus summary in deciding whether to invest in our common stock. These risks include, among others, the following:

Summary of Risk Factors:

Any Future Economic and political instability in Paraguay may adversely and materially affect our business, results of operations and financial condition.

Due to the Company’s operations in Paraguay, the Company is exposed to the risk of changes in foreign exchange rates.

The Paraguayan economy could be adversely affected by economic developments in other global markets.

Restrictions on the supply of energy could negatively affect Paraguay’s economy.

We are exposed to risks in relation to compliance with foreign and domestic anti-corruption and anti-bribery laws and regulations.

U.S. companies often struggle with practices that inhibit or slow their activities within Paraguay due to the international nature and Latin American operations

We have limited operating history and face many of the risks and difficulties which are frequently encountered by companies in the developmental stage. Our limited operating history may make evaluating our prospects difficult.

We are not yet listed on a public trading exchange and failure to obtain a listing could affect the liquidity of investor’s shares.

The offering price of $1.00 is arbitrarily set without the input of an investment banker. There is not market price established at this time.

We have very limited financial resources. We have included a note to our financial statements expressing substantial doubt about our ability to continue as a going concern.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Our business and marketing plans may be unsuccessful, which means that we may not be able to continue operations as a going concern.

The Company has applied for quotation on the OTCQB exchange but acceptance to this exchange is not guaranteed and could affect the business’ liquidity and the ability of shareholders to trade their stock.

We will incur increased costs as a result of being a public company. These costs will adversely impact our results of operations.

We have not established disclosure controls and procedures and controls over financial reporting. Without these controls, we may not accurately account for our financial transactions and report material transactions on a timely basis.

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If inflation increases significantly the results of operations, financial condition and prospects could be materially and adversely affected.

Currency exchange rate fluctuations may increase our costs.

If you invest in our stock, your investment may be disadvantaged by future funding, if we need and are able to obtain it.

Voting control by management means it is unlikely you and other stockholders will be able to elect our directors and you will have little influence over our management.

If Claudio Escobar, our CEO and President were leave the company prior to securing suitable replacements, we will be left with a significant gap in our management and our business operations might need to be suspended or cease entirely all together.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

We will engage in a highly competitive and sophisticated market in which we have limited prior experience. If we are unable to compete successfully in our market place, our business may fail or be less successful.

Security and privacy breaches in our digital marketing platform may expose us to additional liability and result in the loss of customers, either of which events could harm our business and cause our stock price to decline.

We could incur substantial losses from employee fraud and, as a result, our business would suffer.

Our digital platform might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

We may experience breakdowns in our digital platform that could damage customer relations and expose us to liability, which could affect adversely our ability to become profitable.

We may not protect our proprietary technology effectively, which would allow competitors to duplicate our digital platform. This would make it more difficult for us to compete with them.

Shares sold by the selling shareholders may limit the amount of proceeds raised in the primary offering

You may find it difficult to sell our shares because there is no public market for our shares and you have no assurance a public market will develop.

“Penny stock” rules may make buying and selling our common stock difficult.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

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We may not eligible quoted on OTCQB marketplace.

We do not currently have invention assignment agreements with all of our employees. If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

We rely on, and in the future we may rely on, third-party contractors and components for certain of our technology, software, information systems and products and our disaster recovery plan.

Unexpected changes in vendor payment terms may weaken our financial position.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our capitation arrangement may prove unprofitable if actual utilization rates exceed our assumptions.

We are highly dependent upon senior management; our failure to attract and retain key members of senior management could have a material adverse effect on us.

Limitations on the availability of capital or other financing sources on reasonable terms, as well as losses due to existing bad or uncollectible debts, could have an adverse impact on our business, results of operations, financial condition and prospects.

Changes in tax laws may adversely affect us, and the Internal Revenue Service or a court may disagree with tax positions taken by us, which may result in adverse effects on our financial condition or the value of our common stock.

Natural disasters or other catastrophic events could materially disrupt and have a negative effect on our business, results of operations, financial condition and prospects.

There has been no prior public market for our common stock and there may not be an active trading market for shares of our common stock following this offering, which may cause shares of our common stock to trade at a discount from their initial offering price and make it difficult to sell the shares of common stock you purchase.

The market price of shares of our common stock may be volatile or may decline and our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations and could cause the value of your investment to decline.

We are a parent company with no operations of our own and we are accordingly dependent upon distributions from our subsidiaries to pay taxes and pay dividends.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

Investors in this offering will suffer immediate and substantial dilution.

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You may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

Participation in this offering by our existing stockholders and their affiliated entities may reduce the public float for our common stock.

Each of our Principal Stockholders and their affiliates control us and their individual interests may conflict with ours or yours in the future.

A significant portion of our total outstanding shares is and will be restricted from immediate resale following this offering, but if we or our pre-IPO owners sell additional shares of our common stock in the near future or are perceived by the public markets as intending to sell them, the market price of our common stock could decline significantly.

Because we have no current plans to pay dividends on our common stock following this offering, you may not receive any return on your investment unless you sell your common stock for a price greater than that which you paid for it.

Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.

We could be subject to securities class action litigation.

We will incur increased costs and become subject to additional regulations and requirements as a result of becoming a public company, which could lower our profits, make it more difficult to run our business or divert management’s attention from our business.

Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and the market price of the common stock.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

Anti-takeover provisions in our organizational documents and Florida law might discourage or delay acquisition attempts for us that you might consider favorable.

Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Florida and the federal district courts of the United States of America as the sole and exclusive forums for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers or other employees.

Please see “Risk Factors” for a discussion of these and other factors you should consider before making an investment in shares of our common stock.

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OUR ORGANIZATIONAL STRUCTURE

The following diagram depicts our organizational structure and equity ownership at the current time. This diagram is provided for illustrative purposes only and does not show all of our operations, legal entities or ownership percentages of these entities:

NEIGHPART INTERNATIONAL, Corp.
KAIZEN ENERGY S.A
NEIGHPART S.A
CEVIMA S.A
BOD
BOD
BOD
PRESIDENT
PRESIDENT
PRESIDENT
ADMINISTRATION
ADMINISTRATION
ADMINISTRATION
SALES & MARKETING
SALES & MARKETING
SALES & MARKETING
GOVERNMENT
GOVERNMENT
ENGINEERING PURCHASES
PRIVATE SECTOR
PRIVATE SECTOR
WAREHOUSING
ENGINEERING – R&D and PURCHASES
ENGINEERING PURCHASES
HUMAN RESOURCES
CONTRACTORS
CONTRACTORS
WAREHOUSING
WAREHOUSING

After the completion of this offering and the acquisitions, assuming full subscription to the Offering, our Principal Stockholders will beneficially own 35.4% of our outstanding common stock and acquisition shareholders and public stockholders will own 64.6% of our outstanding common stock assuming a fully subscribed offering price of $1.00 per share of common stock,. See “Principal Stockholders.” Mr. Claudio A. Escobar currently holds 100% of the Series A Preferred Shares which provide for voting control over the operations of the Company.

In connection with this offering we intend to provide registration rights to the pre-IPO stockholders demand registration rights and customary “piggyback” registration rights. See the section titled “Description of Common Stock—Registration Rights” for a description of these registration rights.

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EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These reduced reporting requirements include:

•	the requirement to present only two years of audited financial statements and only two years of related management’s discussion and analysis in this prospectus;

•	the ability to elect to delay compliance with new or revised accounting standards until they are made applicable to private companies;

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•	reduced disclosure about our executive compensation arrangements; and

•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, which would occur as of the last day of the fiscal year in which we have been subject to SEC reporting requirements for at least 12 months, we have filed at least one Annual Report on Form 10-K, and we have at least $700 million of equity securities held by non-affiliates as of the end of the second quarter of that fiscal year; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the listing of our common stock on Nasdaq. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that comply with new or revised accounting pronouncements as of public company effective dates.

For certain risks related to our status as an emerging growth company, see the section titled “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.”

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SUMMARY OF CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables summarize, for the periods and as of the dates indicated, our consolidated financial data. We have derived the summary consolidated statements of operations data for the years ended December 31, 2022 and 2023 and the six months ending June 30, 2024 (unaudited) from our audited consolidated financial statements included elsewhere in this prospectus.

Any unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all normal recurring adjustments necessary for the fair statement of our consolidated results for these periods. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Our historical results are not necessarily indicative of the results expected for any future period.

You should read the summary consolidated financial data below, together with the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus, as well as “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the other financial information included elsewhere in this prospectus.

	Year Ended December 31,		Six Months Ending June 30,
	2022	2023	2024

Summary Statement of Operations Data:
REVENUES	$1,866,355	$3,802,754	$445,000
COST OF SALES	1,850,098	2,602,755	434,157
GROSS PROFIT	16,258	1,199,999	10,843
General and Administrative expenses	347,303	192,285	137,599
Board Member Fees	(6,621)	3,749	312
Total operating expense	340,682	196,034	137,911
Profit (Loss) from operations	(324,425)	1,003,965	(127,068)

OTHER INCOME (EXPENSES)
Write-off	25,771	–	–
Interest Income	–	–	–
Other Operational Income	90	35	–
Management Income	–	–	–
Total other income (expense)	25,861	35	0

Income (Loss) from continuing operations	(298,563)	1,004,000	(127,068)

NET INCOME (LOSS)	(298,563)	1,004,000	(127,068)

Net income (loss) per share applicable to common stockholders – basic	(2.11)	0.07	(0.01)
Net income (loss) per share applicable to common stockholders – diluted	(2.11)	0.07	(0.01)
Weighted average shares outstanding:
Basic and diluted (1)	141,435	14,144,000	15,744,000

(1)	Net income per share represents net income divided by the common shares issued and outstanding.

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CORPORATE INFORMATION

NEIGHPART INTERNATIONAL CORP. was incorporated in Florida on August 22, 2022 as a conversion of Neighpart International, LLC which was registered in Florida on June 4, 2019. Our principal executive offices are located at 20301 SW 106th Ave, Miami, Florida 33189 and our telephone number is (305) 439-4139.

Our website address is https://nic-usa.net/. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

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THE OFFERING

Common stock offered by us:

The Company is qualifying 20,000,000 shares of Class A Common Stock under this Offering Statement.

Common stock outstanding immediately after this offering

The Company has authorized with the State of Florida up to 1,000,000,000 shares of Common Stock at a par value of $0.001 and 20,000,000 shares of Preferred “Blank Check” Shares at a par value of $0.001. The Company currently has 15,744,000 Common Stock issued and outstanding, 1,000,000 of preferred shares issued and outstanding in the form of Series A Preferred Shares and 3,000,000 Series B Preferred Shares. Upon full subscription to this Offering the Company will have 35,744,000 Common Stock issued and outstanding. See “Our Organizational Structure.”

Use of proceeds

The estimated net proceeds to NIC from the sale of these common shares in this offering will be approximately $19 million, based on the public offering price of $1.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to (i) repay all amounts outstanding under the Neighpart Healthcare Holdings Credit Facility, listed on the Balance Sheet as “Shareholders’ Loan”, and (ii) for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds from this offering for the acquisition of other businesses or other assets that we believe are complementary to our own. Our Principal Stockholders and/or their respective affiliates are lenders under the Neighpart Healthcare Holdings Credit Facility and therefore will receive a portion of the net proceeds to us from the offering. See “Use of Proceeds” for additional information.

Risk factors

Investing in shares of our common stock involves risks. See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our common stock.

Proposed Trading Symbol

“NIDV”

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RISK FACTORS

An investment in shares of our common stock involves risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before investing in shares of our common stock. If any of the following risks occur, our business, results of operations, financial condition and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Special Note Regarding Forward-Looking Statements.”

RISKS RELATING TO PARAGUAY

As of the date of this registration statement, the majority of our operations, property and sales are located in Paraguay. As a result, the quality of our assets, our financial condition and the results of our operations are dependent upon the macroeconomic, regulatory, social and political conditions prevailing in Paraguay from time to time. These conditions include growth rates, inflation rates, exchange rates, taxes, foreign exchange controls, changes to interest rates, changes to government policies, social instability, and other political, economic or international developments either taking place in, or otherwise affecting, Paraguay.

Any Future Economic and political instability in Paraguay may adversely and materially affect our business, results of operations and financial condition.

At the current time Paraguay is a multi-party, constitutional republic and holds elections by popular vote. Democracy was restored in 1989 and the National Constitution was approved in 1992. The President is elected for a 5-year term and cannot hold office a second time. The presidential elections were held in April 2023 and Santiago Pena, a member of the Colorado Party, was elected promising to pursue an ambitious domestic reform agenda and fight corruption. The Colorado party has a majority in both houses of parliament but its various factions can operate against the president’s laws and hinder government projects. Corruption, contraband and weak judicial security are the main impediments. Poor infrastructure, particularly decent paved roads, is a major block to growth.

According to the World Bank Paraguay is one of the countries that was best able to cope with the COVID-19 pandemic due to its stability and macroeconomic discipline. However, it has increased its debt to 35.5% of GDP in 2021 and has enormous challenges in improving its human capital indices. Sound macroeconomic policies have benefited Paraguay’s economy over the past two decades. Between 2003 and 2019, Paraguay averaged 4.1% growth, while maintaining low public and external debt, and low and stable inflation.

Rates of poverty have declined with nearly 1 million Paraguayans lifted out of poverty since 2011 but levels of extreme poverty have risen. Most of this is a result of high rates of economic growth and job creation, rather than targeted anti-poverty programmes. Low levels of inflation during this period helped.

In the last edition of the Doing Business Report (PDF, 1,957KB), Paraguay was ranked 125 out of 190 countries in its Ease of Doing Business Ranking. According to the World Economic Forum’s Global Competitiveness Report for 20192, Paraguay ranked 97 out of 141 countries. Paraguay was noted as one of the most profitable countries in Latin America according to the President of the Inter-American Development Bank, Mauricio Claver-Carone3. Companies should expect a return in the medium to long term, working with patience in an economy that is still developing but with huge potential.

Paraguay has abundant natural resources. Around 70% of Paraguay’s population is under 40 years old4. The country has 100% renewable electricity production through its hydroelectric dams. In December 2016 the Itaipu Dam established a new world record in annual generation. Prices of labor and energy are competitive.

__________________

[2] https://www3.weforum.org/docs/WEF_TheGlobalCompetitivenessReport2019.pdf

[3] https://www.gov.uk/government/publications/overseas-business-risk-paraguay/overseas-business-risk-paraguay

[4] https://www.gov.uk/government/publications/overseas-business-risk-paraguay/overseas-business-risk-paraguay

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The operating environment in Paraguay continues to be a challenging business environment, including the continuing significant devaluation of Paraguay’s currency, high inflation and economic recession. Volatility and declines in the exchange rate are expected in the future, which could have an adverse impact on our revenues, net earnings, cash flows and net monetary asset position.

At the current time the political climate is stable but any instability or changes in government could affect our ability to execute our business plan.

Due to the Company’s operations in Paraguay, the Company is exposed to the risk of changes in foreign exchange rates.

Due to the international nature of Neighpart’s business, movements in foreign exchange rates may impact the consolidated statements of operations, consolidated balance sheets and cash flows of the Company. Since almost all of the Company’s sales are located in Paraguay, the Company’s consolidated net sales are impacted negatively by the strengthening or positively by the weakening of the U.S. dollar as compared to Paraguay’s currencies. Additionally, movements in the foreign exchange rates may unfavorably or favorably impact the Company’s results of operations, financial condition and liquidity. The Paraguayan currency, the Guarani, has recently passed its 70th anniversary having survived a number of difficult times without strong devaluations. Exchange rates in Paraguay are relatively stable and predictable.

The Paraguayan economy could be adversely affected by economic developments in other global markets.

Financial and securities markets in Paraguay are influenced, to varying degrees, by economic and market conditions in other global markets. Although economic conditions vary from country to country, investors’ perception of the events occurring in one country may substantially affect capital flows into other countries. Lower capital inflows and declining securities prices negatively affect the real economy of a country through higher interest rates or currency volatility.

In addition, Paraguay is also affected by the economic conditions of major trade partners, such as Brazil and/or countries that have influence over world economic cycles, such as the United States. If interest rates rise significantly in developed economies, including the United States, Paraguay and other emerging market economies could find it more difficult and expensive to borrow capital and refinance existing debt, which would negatively affect their economic growth. In addition, if these developing countries, which are also Paraguay’s trade partners, fall into a recession the Paraguayan economy would be affected by a decrease in exports. All of these factors would have a negative impact on us, our business, operations, financial condition and prospects.

Restrictions on the supply of energy could negatively affect Paraguay’s economy.

As a result of a prolonged recession, and the forced conversion into guaranies and subsequent freeze of gas and electricity tariffs in Paraguay, there has been a lack of investment in gas and electricity supply and transport capacity in Paraguay in recent years. At the same time, demand for natural gas and electricity has increased substantially, driven by a recovery in economic conditions and price constraints, which has prompted the government to adopt a series of measures that have resulted in industry shortages and/or cost increases. In 2017, the government increased the tariffs on electricity and gas hoping to spur an increase in domestic energy production which increased the cost for these utilities for citizens. Scheduled increases in electricity tariffs in May and August 2019 were cancelled and the government committed to no further gas tariff increases in 2019.

The federal government has been taking a number of measures, including the tariff increase, to alleviate the short-term impact of energy shortages on residential and industrial users. If these measures prove to be insufficient, or if the investment that is required to increase natural gas production and transportation capacity and energy generation and transportation capacity over the medium-and long-term fails to materialize on a timely basis, economic activity in Paraguay could be limited, which could have a significant adverse effect on our business.

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We are exposed to risks in relation to compliance with foreign and domestic anti-corruption and anti-bribery laws and regulations.

Our operations are subject to various foreign and domestic anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). The FCPA impose liability against companies who engage in bribery of government officials, either directly or through intermediaries.

Although we have internal policies and procedures designed to ensure compliance with applicable anti-corruption and anti-bribery laws and regulations, there can be no assurance that such policies and procedures will be sufficient. Violations of anti-corruption laws and sanctions regulations could lead to financial penalties being imposed on us, limits being placed on our activities, our authorizations and licenses being revoked, damage to our reputation and other consequences that could have a material adverse effect on our business, results of operations and financial condition. Further, litigation or investigations relating to alleged or suspected violations of anti-corruption laws and sanctions regulations could be costly.

U.S. companies often struggle with practices that inhibit or slow their activities within Paraguay due to the international nature and Latin American operations.

Companies operating out of the United States often have difficulties operating in Paraguay and Latin America due to differences between the laws and regulations of the United States and other countries.

The Paraguayan government publicly encourages private foreign investment, but U.S. companies often struggle with practices that inhibit or slow their activities. Paraguay guarantees equal treatment of foreign investors and permits full repatriation of capital and profits. Paraguay has historically maintained the lowest tax burden in the Latin American region, with a 10 percent corporate tax rate and a 10 percent value added tax (VAT) on most goods and services.

The Ministry of Industry and Commerce (MIC) signed in February 2021 an MOU with the Ministry of Justice to strengthen the rule of law and provide additional legal security to foreign investments in the country. Foreign and domestic private entities may establish and own business enterprises. Foreign businesses are not legally required to be associated with Paraguayan nationals for investment purposes, though this is strongly recommended on an unofficial basis, by national authorities. There is no restriction on repatriation of capital and profits. Private entities may freely establish, acquire, and dispose of business interests.

Under the Investment Incentive Law (60/90) and the maquila program, the government has an approval mechanism for foreign investments that seeks to estimate the proposed investment’s economic impact in areas including employment, incorporation of new technologies, and economic diversification.

NIC has utilized its local management, expertise and operations to work around local business practices which could inhibit our success. Investors still have a risk of loss of their investment if the laws and regulations of Paraguay or other countries NIC develops operations in should change those laws or regulations.

RISKS RELATED TO OUR CORPORATION:

We have limited operating history and face many of the risks and difficulties which are frequently encountered by companies in the developmental stage. Our limited operating history may make evaluating our prospects difficult.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our client base. In addition, we also face many of the risks and difficulties inherent in introducing our services. Our future will depend on our ability to bring our service to the market place and society, which requires proper and organized planning of providing a platform that is able to offer viable business solution, growth model and corporate development to the members in order to assist in their companies’ growth and expansion as well as increase every member’s loyalty towards the Company. The results of our operations can also be affected by our ability to enhance our services or to deliver consistent high-quality services to increase our competitive presence.

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We have very limited financial resources. We have included a note to our financial statements expressing substantial doubt about our ability to continue as a going concern.

Lack of resources causes substantial doubt about our ability to continue as a going concern. You have no assurance that we will obtain necessary financing and, if we do, generate sufficient revenue or to become or to continue as a going concern.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire customers. It will take us time to develop a concrete marketing plan, and in the interim we will likely not be generating significant revenue or, in a worst-case scenario, any revenue at all.

Our business and marketing plans may be unsuccessful, which means that we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow that is sufficient to fund operations or finding adequate investment or borrowed capital to support our operations. To date we have relied entirely on equity financing from our shareholders to fund our operations. Our business and marketing plans may not be successful in achieving a sustainable business and generating revenues. We have no arrangements in place for sufficient financing to be able to fully implement our business plan. If we are unable to continue as planned currently, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

The Company has applied for OTCQB trading exchange but acceptance to this exchange is not guaranteed and could affect the business’ liquidity and the ability of shareholders to trade their stock.

On March 19, 2024 NIC initiated an application to OTCQB trading exchange. The Company has paid the required fees for review. Final admission on to the exchange requires a qualified S-1 offering permitting its shares to be publicly traded on an exchange. Once this offering is qualified there is no guarantee that the Company will be admitted to the exchange.

Failure of NIC to be listed on OTCQB could result in an impact to investors with respect to the liquidity of their shares and investment. NIC could be listed on the OTC Pink exchange, which is a lower level exchange with limited acceptance in certain brokerage houses. NIC could be denied admission to any exchange which would severely impact an investor’s investment and result in a significant loss, if not all of their principal.

We will incur increased costs as a result of being a public company. These costs will adversely impact our results of operations.

As a public company, we will incur significant legal, accounting and other expenses that a private company does not incur. We estimate these expenses at $100,000 per year. At the date of this prospectus, we do not have the financial resources to absorb these expenses. Even though the Jumpstart Our Business Startups Act (JOBS Act) has as a purpose reducing the cost for some newly reporting issuers, we are uncertain whether the JOBS Act will apply to us and, if it does, the amount of cost reduction we can expect. The Sarbanes-Oxley Act of 2002 (SOX) and related rules resulted in an increase in costs of maintaining compliance with the public reporting requirements, as well as making it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance.

We have not established disclosure controls and procedures and controls over financial reporting. Without these controls, we may not accurately account for our financial transactions and report material transactions on a timely basis.

The Sarbanes-Oxley Act of 2002 (SOX) requires public companies to establish disclosure controls and procedures and controls over financial reporting and to periodically assess the effectiveness of the controls and procedures. Establishing and maintaining these controls and procedures is expensive. Satisfying the criteria for adequate controls and procedures is especially difficult for small public companies, such as we are, because limited personnel must perform tasks which should be divided among a greater number of personnel to achieve checks and balances. Without adequate controls and procedures, and periodically assessing the effectiveness of controls and procedures we do establish, you have no assurance that we will timely and accurately report financial and other material information to the public securities markets. Such failures may result in errors in our reports. And, the prospect of such failures and errors due to weaknesses in our controls and procedures may diminish the credibility of our reports filed under the Securities Exchange Act of 1934.

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If inflation increases significantly the results of operations, financial condition and prospects could be materially and adversely affected.

Should inflation in South American countries, including Paraguay, increase significantly, our costs, including our staff costs are expected to increase. Furthermore, high inflation rates could have an adverse effect on the countries’ economic growth, business climate and dampen consumer purchasing power. As a result, a high inflation rate in South American countries, including Paraguay, could materially and adversely affect our business, results of operations, financial condition and prospects.

Currency exchange rate fluctuations may increase our costs.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future. Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our Company. We do not have any hedging arrangements to protect against such exchange rate exposures.

If you invest in our stock, your investment may be disadvantaged by future funding, if we need and are able to obtain it.

To the extent we need and obtain equity funding by issuance of convertible securities or common stock, or common stock purchase options or warrants in connection with either type of funding, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of stockholder equity, in stockholder equity per share. Future increases in the number of our shares outstanding will have a negative impact on earnings per share, increasing the earnings we must achieve to sustain higher prices for our common stock. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Voting control by management means it is unlikely you and other stockholders will be able to elect our directors and you will have little influence over our management.

Our management owns 14,400,000 shares of our common stock received as founders’ shares which will have the right to vote 35.4% percent of all votes cast assuming 100% subscription to this offering. The founders also hold 100% of the Series A Preferred Shares which have superior voting power equal to three (3) times all of the eligible remaining shareholder votes, including votes by common stockholders (who include our management), on any matters presented to stockholders for approval. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. Any person or group who controls or can obtain more than fifty percent of the votes cast for the election of each director, as does our management, will control the election of all directors and other stockholders will not be able to elect any directors or exert any influence over management decisions. Removal of a director for any reason requires a majority vote of our issued and outstanding shares of preferred and common stock.

If Claudio Escobar, the CEO and President were leave the company prior to securing suitable replacements, we will have a deficit in our management and our business operations might need to be suspended or cease entirely all together.

We depend on the services of Mr. Escobar, who is responsible for making corporate decisions which have significant impact on our operations. The loss of the services of our CEO and President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that they will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our CEO and President could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

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If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Growth in our business, of which you have no assurance, will likely place a significant strain on our and their respective management, administrative, operating and financial infrastructures, which are limited. To manage our and their respective businesses and planned growth effectively, we and they must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, identify, hire and integrate new personnel and manage expanded operations. Our and/or their failure to do so could either limit our growth or cause our or their respective businesses to fail.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We will engage in a highly competitive and sophisticated market in which we have limited prior experience. If we are unable to compete successfully in our market place, our business may fail or be less successful.

There are similar services in other marketplaces that will establish our core operating activities. Certain competitors and potential competitors have longer operating histories, substantially greater service development capabilities and financial, commercial and marketing resources should they choose to enter the Paraguayan market. Competitors and potential competitors may also innovate services that are more effective or have other potential advantages compared to our service plan. In addition, research, development and commercialization efforts by others could render our services provided obsolete or non-competitive. Certain of our competitors and potential competitors have broader services offerings and extensive client bases, allowing them to adopt aggressive pricing policies that would enable them to gain market share. Competitive pressures could result in price reductions, reduced margins and loss of market share. We could encounter potential members that, due to existing relationships with our competitors, are committed to services offered by those competitors. As a result, those potential members may not consider utilizing our services.

Security and privacy breaches in our digital marketing platform may expose us to additional liability and result in the loss of customers, either of which events could harm our business and cause our stock price to decline.

Any inability on our part to protect the security and privacy of our digital platform could have a material adverse effect on our profitability. A security or privacy breach could:

-	Expose us to additional liability;
-	Increase our expenses relating to resolution of these breaches; and
-	Deter customers from using our product.

We cannot assure you that our use of applications designed for data security will effectively counter evolving security risks or address the security and privacy concerns of existing and potential customers. Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations.

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We may experience breakdowns in our digital platform that could damage customer relations and expose us to liability, which could affect adversely our ability to become profitable.

A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. To operate our business successfully, we must protect our systems from interruption by events beyond our control. Events that could cause system interruptions include:

-	Fire;
-	Flood
-	Earthquake;
-	Terrorist attacks;
-	Natural disasters;
-	Computer viruses;
-	Unauthorized entry;
-	Telecommunications failure;
-	Computer denial of service attacks; and
-	Power loss and country blackouts and lockdown.

We may not protect our proprietary technology effectively, which would allow competitors to duplicate our digital platform. This would make it more difficult for us to compete with them.

Our success and ability to compete in our markets depend, in part, upon our proprietary technology. We rely primarily on copyright, trade secret and trademark laws to protect our technology including the source code for our proprietary software, and documentation and other proprietary information. We have not been granted any patents for features of our digital marketing platform. We cannot assure you that any of our patent applications will be granted or that if they are granted, they will be valid. A third party might try to reverse engineer or otherwise obtain and use our technology without our permission, allowing competitors to duplicate our product and services.

RISKS RELATED TO INVESTMENT IN OUR SHARES:

You may find it difficult to sell our shares because there is no public market for our shares and you have no assurance a public market will develop.

There is currently no market for our common stock. You will only be able to sell our shares if a public market develops for our stock. If a public market does develop, you have no assurance how sustained or active the public market for our common stock will become or remain. It is likely that the public market for our common stock will be volatile, in that it may be subject to wide and unpredictable price and volume swings. Accordingly, you may find it difficult to sell our common stock should you invest in it.

“Penny stock” rules may make buying and selling our common stock difficult.

You have no assurance trading in our common stock will not be subject to the “penny stock” rules of the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock and limiting the number of broker-dealers who will accept our common stock in their customers’ accounts. As a result, you may find it more difficult to sell our common stock into the public market.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three years period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any December 31, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may not eligible quoted on OTCQB marketplace.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock. There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) for a trading symbol, which if issued would facilitate quotation of our common stock quoted on the OTCQB. Even if we are assigned a trading symbol, it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We do not currently have invention assignment agreements with all of our employees. If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

Since we do not own or have a license or other rights under any patents that are material to our business, we rely on other proprietary rights, including protection of trade secrets, and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect, and some courts are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we must obtain assignments of those proprietary rights from our employees or third-party contractors and include confidentiality provisions that we have in contracts with our employees, consultants, collaborators and others upon the commencement of their relationship with us. We do not currently have such assignments or confidentiality obligations in place with respect to all of our employees. We also cannot guarantee that we have entered into such agreements with other parties that may have or have had access to our trade secrets or proprietary technology and processes. Without having these agreements in place, there may be disputes around ownership of information that we consider ours or otherwise use in connection with our business, and we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties.

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Even where we have agreements in place, these contracts may not provide meaningful protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. Despite the protections we do place on our intellectual property or other proprietary rights, monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate.

We rely on, and in the future we may rely on, third-party contractors and components for certain of our technology, software, information systems and products and our disaster recovery plan.

We rely on, and in the future we may rely on, third parties for certain of our technology, software, information systems and product needs including our disaster recovery plan. If we are unable to obtain or maintain licenses to utilize such technology, software, information systems or products, we could incur unanticipated expenses, suffer disruptions in service, experience regulatory issues and lose revenue from the operation of our business. For example, some of our technology, software, information systems and products contain components or products that are developed by third parties. We may not be able to replace the functions provided by these third-party components or products if they become obsolete, defective or incompatible with future versions of our products or with our services and solutions, or if they are not adequately maintained or updated, which could adversely affect our competitive business position and harm our business prospects. Furthermore, in the future, should we be required to obtain licenses to any third-party technology, such licenses may not be available to us on commercially reasonable terms, or at all. If we are unable to obtain rights to required third-party technology or intellectual property rights or maintain the existing rights we have, we may be required to expend significant time and resources to replace such rights, which may not be feasible on a technical or commercial basis and may harm our business, results of operations, financial condition and prospects.

We believe we have all the necessary licenses from third parties to use technology, software and intellectual property assets used in our business that we do not own. A third party could, however, allege that we are infringing its rights, which may deter our ability to obtain licenses on commercially reasonable terms from the third party, if at all, or cause the third party to commence litigation against us. If we fail to comply with our obligations in any of our license agreements, the licensor may have the right to terminate the license and we may not be able to make use of the technology that was covered by the license, which may adversely impact our business.

In addition, we may find it necessary to initiate litigation against a third party to protect our trade secrets, to enforce our intellectual property rights and to determine the scope and validity of any proprietary rights of others. Any such litigation, or the failure to obtain any necessary licenses or other rights, could cause us to incur significant expenses and could distract our management and other personnel from their normal responsibilities and could materially and adversely affect our business. Alternate sources for the technology, software, information systems and products currently provided by third parties to us may not be available to us in a timely manner, and may not provide us with the same functions as currently provided to us or may be more expensive than products we currently use or sell.

Further, the risk of intellectual property infringement claims against us may increase as we expand our business to include more third-party systems and products and continue to incorporate third-party components, software and/or other intellectual property into the products we sell. Also, individuals and firms have purchased intellectual property assets in order to assert claims of infringement against technology providers and customers that use such technology. Any infringement action brought against us or our providers could be costly to defend or lead to an expensive settlement or judgment against us and we may not have sufficient financial or other resources to conduct such litigation adequately. Any of the foregoing could harm our business, results of operations, financial condition and prospects.

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Unexpected changes in vendor payment terms may weaken our financial position.

Certain of our suppliers and vendors provide extended payment terms, ranging from a period of 90 days to nine months. Changes in those terms could have a material impact on our cash flow and results of operations. We have had to historically renegotiate payment terms and other provisions in agreements with certain suppliers and vendors in order to improve our financial position. If we are required to renegotiate any of these agreements, and lose the advantage of extended payment terms, our business, results of operations, financial condition and prospects may be adversely affected.

In addition, some of our vendors provide us with capital leases on attractive terms. If our vendors tighten their credit limits on these capital leases, or decline to provide such capital leases, then we may be forced to seek alternative financing arrangements on less favorable terms. These arrangements may be at a higher cost to us and may have a negative impact on our business, results of operations, financial condition and prospects.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

We rely on our trademarks, service marks, domain names and logos to market our brands and to build and maintain brand loyalty and recognition. We rely on trademark protections to protect our business and our products and services. Our registered or unregistered trademarks, trade names or service marks may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. Effective trademark protection may not be available or may not be sought in every country in which our products are made available. Similarly, not every variation of a domain name may be available or be registered, even if available. We may not be able to protect our rights to these trademarks, domain names and trade names, which we need to build brand name recognition by potential patients or partners in our markets of interest. If that were to happen, we may be prevented from using our names, brands and trademarks unless we enter into appropriate royalty, license or coexistence agreements. Over the long term, if we are unable to establish name recognition based on our trademarks, service marks, domain names and trade names, then we may not be able to compete effectively, and our business could be adversely affected.

We are highly dependent upon senior management; our failure to attract and retain key members of senior management could have a material adverse effect on us.

We are highly dependent on the performance and continued efforts of our senior management team. In order to best position our business, we elevated a team of professionals with deep industry and regulatory knowledge to leadership positions, including Mr. Claudio A. Escobar, our President and Chief Executive Officer, who has been instrumental in taking the steps necessary to optimize and improve our business and drive a significant cultural shift focused on disciplined and profitable growth. Our future success is dependent on our ability to continue to attract and retain qualified executive officers and senior management. Any inability to manage our operations effectively could have a material adverse effect on our business, results of operations, financial condition and prospects.

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Our business operations are labor intensive. Difficulty in hiring enough additional management and other employees, increasing costs of compensation or employee benefits, and the potential impact of unionization and organizing activities could have an adverse effect on our business, results of operations, financial condition and prospects.

The success of our business depends upon our ability to attract and retain highly motivated, well-qualified management and other employees. The payment of salaries and benefits to our employees is one of our most significant expenses. In addition, we face significant competition in the recruitment of qualified employees, which has in the past resulted in salary and wage increases for certain employee groups. In particular, continuously improving the quality of our sales force and marketing team with the technical expertise and supporting distribution capabilities to perform our services in each of the territories in which we may have approval to sell and market out products will be expensive, time-consuming and will require significant attention of our management. If we are unable to recruit or retain a sufficient number of qualified employees, or if the costs of compensation or employee benefits increase substantially, then our ability to deliver services effectively could suffer and our profitability would likely be adversely affected. For example, the increase in payments of unemployment benefits may impact the size of the labor pool that we have to choose from and proposed increases in the federal minimum wage may also negatively impact our costs of labor if such increases are enacted. In addition, union organizing activities may occur in the future, and the adverse impact of unionization and organizing activities on our costs and operating results could be substantial.

Limitations on the availability of capital or other financing sources on reasonable terms, as well as losses due to existing bad or uncollectible debts, could have an adverse impact on our business, results of operations, financial condition and prospects.

Our business requires significant liquidity to fund labor costs, including salaries, bonuses, benefits and travel-related expenses, product and supply costs, third-party customer service, billing and collections and logistics costs and medical equipment capital expenditures. Limitations on the availability of capital or other financing sources, including deferred payment arrangements with key suppliers, could have an adverse impact on our business. In addition, we may be required to seek new or additional equity or debt financing sources. In the event that additional financing is required from outside sources, we may not be able to raise such capital on terms acceptable to us or at all. Furthermore, as we shift our Payor mix toward commercial Payor plans that tend to have higher deductibles, there is a subsequent increase in patient co-pay responsibility and deductible volume which may cause us to be unable to collect on certain accounts receivable that patients incur. If we are unable to collect on these debts, raise additional capital or access other financing sources on reasonable terms, our business, results of operations and financial condition and prospects may be materially and adversely affected.

Changes in tax laws may adversely affect us, and the Internal Revenue Service or a court may disagree with tax positions taken by us, which may result in adverse effects on our financial condition or the value of our common stock.

The Tax Cuts and Jobs Act (the “TCJA”), enacted on December 22, 2017, significantly affected U.S. tax law, including by changing how the United States imposes tax on certain types of income of corporations and by reducing the U.S. federal corporate income tax rate to 21%. It also imposed new limitations on a number of tax benefits, including deductions for business interest, use of net operating loss carry forwards, taxation of foreign income and the foreign tax credit, among others.

The CARES Act, enacted on March 27, 2020, in response to the COVID-19 pandemic, further amended the Internal Revenue Code of 1986 (the “Code”), including in respect of certain changes that were made by the TCJA, generally on a temporary basis. In addition, the Internal Revenue Service (“IRS”) has yet to issue guidance on a number of important issues regarding the changes made by the TCJA and the CARES Act. In the absence of such guidance, we will take positions with respect to a number of unsettled issues. There is no assurance that the IRS or a court will agree with the positions taken by us, in which case tax penalties and interest may be imposed that could adversely affect our business, cash flows or financial performance.

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Additionally, the current administration may propose significant changes to U.S. tax law, some or all of which may be enacted. The passage of such legislation, as well as changes or modifications in existing judicial decisions or in the current positions of the IRS, could substantially modify the tax treatment described in this prospectus, possibly on a retroactive basis. We cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other tax authority will issue new regulations or other guidance, nor can we predict what effect such legislation or regulations might have on us or our financial condition. There can be no assurance that future tax law changes will not increase the rate of the corporate income tax significantly, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance.

Natural disasters or other catastrophic events could materially disrupt and have a negative effect on our business, results of operations, financial condition and prospects.

Natural disasters, such as hurricanes or earthquakes, could disrupt our ability to do business. For example, such events could result in physical damage to one or more of our properties, the temporary closure of one or more of our locations, the temporary inability to process payroll or process claims, a negative effect in our ability to comply with certain licensing requirements, and/or a delay in the delivery of products and the provision of our service offerings. These events could also reduce demand for our products and service offerings, or make it difficult or impossible to receive products from suppliers. We may be required to suspend operations in some of our branch locations, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

Risks Related to this Offering and Ownership of our Common Stock

There has been no prior public market for our common stock and there may not be an active trading market for shares of our common stock following this offering, which may cause shares of our common stock to trade at a discount from their initial offering price and make it difficult to sell the shares of common stock you purchase.

Prior to this offering, there has not been a public trading market for shares of our common stock. It is possible that after this offering an active trading market will not develop or continue or, if developed, that any market will be sustained which would make it difficult for you to sell your shares of common stock at an attractive price or at all. The initial public offering price per share of common stock will be determined by agreement among us and the representatives of the underwriters, and may not be indicative of the price at which shares of our common stock will trade in the public market after this offering.

The market price of shares of our common stock may be volatile or may decline and our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations and could cause the value of your investment to decline.

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The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including:

•	general economic, market or political conditions, including conditions resulting from COVID-19;
•	product recalls by certain of our suppliers;
•	overall performance of the equity markets;
•	our operating performance compared to expectations of public market analysts and investors, including due to variations in our quarterly operating results or dividends, if any, to stockholders;
•	changes in our projected operating results that we provide to the public, our failure to meet these projections;
•	additions or departures of key management personnel;
•	failure to meet analysts’ earnings estimates;
•	publication of research reports about our industry;
•	litigation and government investigations;
•	regulatory actions with respect to our products and services;
•	changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business;
•	changes in our relationship with hospitals, large commercial Payors or the VA and adverse impact on our material contracts;
•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;
•	financing or other corporate transactions, or inability to obtain additional funding;
•	changes in market valuations of similar companies or speculation in the press or investment community;
•	announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;
•	adverse publicity about the industries we participate in or individual scandals;
•	seasonality, including possible seasonal slowing of demand for our products and services in the beginning of the year due to patients deferring their treatment and services until they have met their annual deductibles and delays in changes to employer insurance coverage becoming effective and increased incidence of respiratory infections during the winter season that may result in additional respiratory products and services being used; and which may become more pronounced in the future as our business grows;
•	trading activity by a limited number of stockholders who together beneficially own a majority of our outstanding common stock;
•	sales of our common stock by us, our insiders or other stockholders;
•	expiration of market stand-off or lock-up agreements;
•	the size of our market float; and
•	any other factors described in this “Risk Factors” section and elsewhere in this prospectus.

In addition, our quarterly and annual operating results may fluctuate significantly in the future, which makes it difficult for us to predict our future operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

Stock markets have recently experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We are a holding company with no operations of our own and we are accordingly dependent upon distributions from our subsidiaries to pay taxes and pay dividends.

We are a holding company and our operations are conducted entirely through our subsidiaries. Our ability to generate cash to pay applicable taxes at assumed tax rates and pay cash dividends we declare, if any, is dependent on the earnings and the receipt of funds from our subsidiaries via dividends or intercompany loans. Deterioration in the financial condition, earnings or cash flow of Neighpart Healthcare, Inc. and its subsidiaries for any reason could limit or impair their ability to pay such distributions. Additionally, to the extent that we need funds and our subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of our financing arrangements, or are otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

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If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline and our common stock to be less liquid.

Investors in this offering will suffer immediate and substantial dilution.

The initial public offering price per share of common stock will be substantially higher than our net tangible book value per share immediately after this offering. As a result, you will pay a price per share of common stock that substantially exceeds the per share book value of our tangible assets after subtracting our liabilities. In addition, you will pay more for your shares of common stock than the amounts paid by our pre-IPO owners. Assuming an offering price of $1.00 per share of common stock, which is the midpoint of the range on the front cover of this prospectus, you will incur immediate and substantial dilution in an amount of $0.10per share of common stock. See “Dilution.”

You may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

The Company has 1,000,000,000 authorized common shares. After this Offering we will have approximately 964,256,000 shares of common stock authorized but unissued. Our amended and restated certificate of incorporation will authorize us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. Any common stock that we issue, including under equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who purchase common stock in this offering.

Participation in this offering by our existing stockholders and their affiliated entities may reduce the public float for our common stock.

To the extent certain of our existing stockholders and their affiliated entities participate in this offering, such purchases would reduce the non-affiliate public float of our shares, meaning the number of shares of our common stock that are not held by officers, directors and principal stockholders. A reduction in the public float could reduce the number of shares that are available to be traded at any given time, thereby adversely impacting the liquidity of our common stock and depressing the price at which you may be able to sell shares of common stock purchased in this offering.

Each of our Principal Stockholders and their affiliates control us and their individual interests may conflict with ours or yours in the future.

Immediately following this offering, our Principal Stockholders and their respective affiliates will beneficially own approximately 35.4% of our common stock. Even when each of our Principal Stockholders and their respective affiliates cease to own shares of our stock representing a majority of the total voting power, for so long as each of our Principal Stockholders continue to own a significant percentage of our Series A Preferred, each of our Principal Stockholders will still be able to significantly influence the composition of our board of directors and the approval of actions requiring stockholder approval through their voting power. Accordingly, for such period of time, each of our Principal Stockholders will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers. In particular, for so long as each of our Principal Stockholders continue to own a significant percentage of our stock, each of our Principal Stockholders will be able to cause or prevent a change of control of our Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of our Company and ultimately might affect the market price of our common stock. Additionally, each of our Principal Stockholders may assign their respective rights under the stockholders’ governance agreement to a third party without our consent, for example, in connection with a privately negotiated sale of all or a portion of each of our Principal Stockholders’ holdings of our common stock to a third party. Such third party would then have the right to designate individuals to be nominated to our board, as well as other rights under the stockholders’ governance agreement. Notwithstanding the existence of the stockholders governance agreement, our Principal Stockholders have no voting or other agreements among them. The interests of each of our Principal Stockholders or any such third party with respect to such rights may conflict with our interests or your interests in the future.

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Our Principal Stockholders and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, our Principal Stockholders and their affiliates may engage in activities where their interests conflict with our interests or those of our stockholders. Our amended and restated certificate of incorporation will provide that none of our Principal Stockholders, any of their affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates, will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Our Principal Stockholders also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our Principal Stockholders may have an interest in our pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to us and our stockholders.

A significant portion of our total outstanding shares is and will be restricted from immediate resale following this offering, but if we or our pre-IPO owners sell additional shares of our common stock in the near future or are perceived by the public markets as intending to sell them, the market price of our common stock could decline significantly.

The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for you to sell your common stock in the future at a time and at a price that you deem appropriate, if at all. Upon completion of this offering, we will have a total of 35,744,000 shares of our common stock outstanding. Of the outstanding shares, the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933 (the “Securities Act”). The remaining shares held by our pre-IPO owners and management after this offering will be subject to certain restrictions under securities laws or as a result of lock-up or other agreements and may be sold only in compliance with the limitations described in “Shares Eligible for Future Sale.”

Because we have no current plans to pay dividends on our common stock following this offering, you may not receive any return on your investment unless you sell your common stock for a price greater than that which you paid for it.

We have no current plans to pay dividends on our common stock following this offering. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by our existing indebtedness and may be limited by covenants of other indebtedness we or our subsidiaries incur in the future. As a result, you may not receive any return on an investment in our common stock unless you sell your common stock for a price greater than that which you paid for them.

Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.

Although we anticipate using the net proceeds to us from the offering as described under “Use of Proceeds,” we will have broad discretion as to the application of the net proceeds to us and could use them for purposes other than those contemplated by this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds to us. Our management may use the proceeds for corporate purposes that may not increase our profitability or otherwise result in the creation of stockholder value. In addition, pending our use of the proceeds, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because healthcare companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

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We will incur increased costs and become subject to additional regulations and requirements as a result of becoming a public company, which could lower our profits, make it more difficult to run our business or divert management’s attention from our business.

As a public company, we will be required to commit significant resources and management time and attention to the requirements of being a public company, which will cause us to incur significant legal, accounting and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements. We also will incur costs associated with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and related rules implemented by the SEC and Nasdaq, and compliance with these requirements will place significant demands on our legal, accounting and finance staff and on our accounting, financial and information systems. In addition, we might not be successful in implementing these requirements. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and the market price of the common stock.

As a public company, we will have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations.

Commencing with our fiscal year ending the year after this offering is completed, we must perform system and process design evaluation and testing of the effectiveness of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. In addition, once we are no longer considered an emerging growth company, our independent registered public accounting firm will be required to attest to the effectiveness of our internal controls over financial reporting on an annual basis. To achieve compliance with Section 404 of the Sarbanes-Oxley Act within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, including through hiring additional financial and accounting personnel, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. This will require that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts.

Prior to this offering, we have never been required to test our internal controls within a specified period and, as a result, our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that eventually we will be required to meet. Because currently we do not have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. If such weaknesses in our system of internal financial and accounting controls and procedures are discovered, it could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

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Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our common stock.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted by SEC rules and plan to rely on exemptions from certain disclosure requirements that are applicable to other SEC-registered public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the SOX, not being required to comply with the auditor requirements to communicate critical audit matters in the auditor’s report on the financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. We have taken advantage of reduced reporting obligations in this prospectus. In particular, in this prospectus, we have provided only two years of audited financial statements and we have not included all of the executive compensation related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of the exemption regarding the timing of the adoption of accounting standards and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

Anti-takeover provisions in our organizational documents and Florida law might discourage or delay acquisition attempts for us that you might consider favorable.

We are subject to Section 203 of the General Corporation Law of the State of Florida (the “FBCA”); In general, Section 203 prohibits a publicly held Florida corporation from engaging in a “business combination” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless the transaction fits within an enumerated exception, such as board approval of the business combination or the transaction that resulted in a person becoming an interested stockholder prior to the time such person became an interested stockholder. See “Description of Common Stock—Florida Law.” These anti-takeover provisions and other provisions under our amended and restated certificate of incorporation, amended and restated bylaws or Florida law could discourage, delay or prevent a transaction involving a change in control of our Company, including actions that our stockholders may deem advantageous, or negatively affect the trading price of our common stock. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

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Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Florida and the federal district courts of the United States of America as the sole and exclusive forums for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers or other employees.

Our amended and restated certificate of incorporation will provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Florida (or, if the Court of Chancery of the State of Florida lacks jurisdiction over such action or proceeding, then another court of the State of Florida or, if no court of the State of Florida has jurisdiction, then the United States District Court for the District of Florida) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our Company; (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of our Company to the Company or the Company’s stockholders; (3) action asserting a claim against the Company or any current or former director or officer of the Company arising pursuant to any provision of the FBCA or our amended and restated certificate of incorporation or our amended and restated bylaws; or (4) action asserting a claim against us or any director or officer of the Company governed by the internal affairs doctrine. Our amended and restated certificate of incorporation will further provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America. Our amended and restated certificate of incorporation will provide that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in any shares of our common stock shall be deemed to have notice of and to have provided consent to the forum provisions in our amended and restated certificate of incorporation. Notwithstanding the foregoing, the exclusive forum provision will not apply to claims arising under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable or convenient for disputes with the Company or the Company’s directors, officers, other employees or stockholders, which may discourage such lawsuits. In addition, if a court were to find the exclusive forum provision or other provisions of our amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, results of operations, financial condition and prospects and result in a diversion of the time and resources of our

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MARKET AND INDUSTRY DATA

This prospectus includes market and industry data and forecasts that we have derived from independent consultant reports, publicly available information, various industry publications and other published industry sources, which we have not commissioned, and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including our services relative to our competitors, are based on estimates of our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our patients, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. Unless otherwise noted, all of our market share and market position information presented in this prospectus is an approximation. Our market share and market position in each of our lines of business, unless otherwise noted, is based on our sales relative to the estimated sales in the markets we served. References herein to our being a leader in a market or product category refer to our belief that we have a leading market share position in each specified market, unless the context otherwise requires. As there are no publicly available sources supporting this belief, it is based solely on our internal analysis of our sales as compared to our estimates of sales of our competitors. In addition, the discussion herein regarding our various end markets is based on how we define the end markets for our products, which products may be either part of larger overall end markets or end markets that include other types of products and services.

Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website domain names and addresses are our service marks or trademarks. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. The trademarks we own or have the right to use include, among others, Neighpart. We also own or have the rights to copyrights that protect the content of our literature, be it in print or electronic form.

Solely for convenience, certain trademarks, service marks and trade names referred to in this prospectus are used without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. All trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.

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USE OF PROCEEDS

The number of shares created by this Offering will be 20,000.000. The 20,000,000 shares will be offered to the public market. We estimate that the gross cash proceeds to us from this offering will be approximately $19,000,000 million, based on an assumed initial public offering price of $1.00 per share after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds to us from this offering, together with our existing cash and cash equivalents, to:

	Subscription Percentage
Use:	25%	50%	75%	100%
Gross Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Offering Expenses	$250,000	$500,000	$750,000	$1,000,000
Net Proceeds	$4,750,000	$9,500,000	$14,250,000	$19,000,000

Management Team Build-up	$500,000	$2,000,000	$2,500,000	$2,500,000
Additional Acquisitions Cash Requirements	$3,500,000	$4,500,000	$5,000,000	$5,000,000
Operational Enhancements	$500,000	$750,000	$750,000	$750,000
Debt Retirement of Acquisitions	$0	$2,000,000	$5,750,000	$10,500,000
Other Working Capital	$250,000	$250,000	$250,000	$250,000

We may also use a portion of the net proceeds from this offering for the acquisition of businesses or other assets that we believe are complementary to our own.

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DIVIDEND POLICY

We have no current plans to pay dividends on our common stock following this offering. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends will be limited by covenants in our existing indebtedness and may be limited by the agreements governing any indebtedness we or our subsidiaries may incur in the future.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023:

Neighpart International, Corp

Condensed Statements of Shareholders’ Equity (Deficit)

(Unaudited)

	Common Shares	Common Stock	Preferred Shares	Preferred Stock	Additional Paid in Capital	Members Loans	Accumulated Deficit	Total Shareholders' Deficit

BALANCE, December 31, 2020	141,435	$14,144	–	$–	$–	$16,000	$(62,521)	$(32,378)

Issuance of common stock	–	–	–	–	–	–	–	–
Members' loan	–	–	–	–	–	8,900	–	8,900
Adjustments	–	–	–	–	–	–	–	–
Net Income (loss)	–	–	–	–	–	–	(643,933)	(643,933)
BALANCE, December 31, 2021	141,435	$14,144	–	$–	$–	$24,900	$(706,454)	$(667,411)

Issuance of common stock	–	–	–	–	–	–	–	–
Members' loan	–	–	–	–	–	3,613,351	–	3,613,351
Adjustments	–	–	–	–	–	–	–	–
Net Income (loss)	–	–	–	–	–	–	(298,563)	(298,563)
BALANCE, December 31, 2022	141,435	$14,144	–	$–	$–	$3,638,251	$(1,005,017)	$2,647,377

Issuance of common stock	–	–	1,000,000	$1,000	–	–	–	1,000
Members' loan	–	–	–	–	–	(1,094,707)	–	(1,094,707)
Adjustments	–	–	–	–	–	–	–	–
Net Income (loss)	–	–	–	–	–	–	1,004,000	1,004,000)
BALANCE, December 31, 2023	14,144,000	$14,144	1,000,000	$1,000	$–	$2,543,544	$(1,017)	$2,557,670

Issuance of common stock	1,600,000	$1,600	–	–	$158,450	–	–	160,050
Members' loan	–	–	–	–	–	58,450	–	58,450
Adjustments	–	–	–	–	–	–	–	–
Net Income (loss)	–	–	–	–	–	–	(81,460)	(81,460)
BALANCE, March 31, 2024	15,744,000	$15,744	1,000,000	$1,000	$158,450	$2,601,994	$(82,477)	$2,694,710

Issuance of common stock	–	–	–	–	158,450	–	–	158,450
Members' loan	–	–	–	–	–	46,269	–	46,269
Adjustments	–	–	–	–	–	–	–	–
Net Income (loss)	–	–	–	–	–	–	(45,608)	(79,460)
BALANCE, June 30, 2024 (1)	15,744,000	$15,744	1,000,000	$1,000	$158,450	$2,648,263	$(128,085)	$2,695,371

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net book value as of June 30, 2024 is $47,108 or $0.003 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering:

Percentage of shares offered that are sold	25%	50%	75%	100%
Price to the public charged for each share in this offering	$1.00	$1.00	$1.00	$1.00
Net tangible book value per share as of June 30, 2024 (1)	$0.002	$0.002	$0.002	$0.002
Increase (Decrease) in net tangible book value per share attributable to new investors in this offering	$0.241	$0.388	$0.488	$0.560
Net tangible book value per share, after this offering	$0.243	$0.390	$0.489	$0.561
Dilution per share to new investors	$0.757	$0.610	$0.511	$0.439

———————

(1)	Based on Total Equity (deficit) as of June 30, 2024 of $47,108 and 15,744,000 outstanding shares of Common Stock.

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SELLING SHAREHOLDERS

At the current time no shareholders are selling shares into this offering although shareholders to have piggyback rights for removal of restrictive legends.

PLAN OF DISTRIBUTION

At the current time no underwriter has been engaged. The Company’s officers and directors will be conducting a Direct Public Offering based on the terms of this Offering Statement. The officers and directors do not qualify as a broker/dealer nor are they required to register since none of the officers or directors are:

•	not subject to a statutory disqualification such as participation in securities activities for which he/she was sanctioned or found guilty;
•	not compensated in connection with his/her participation by the payment of commissions or other remuneration, based either directly or indirectly on transactions in securities; and
•	The officers and directors person meet all of the following conditions:

o	The officer/director primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
o	The no officer/director was a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
o	The officer/director will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance this rule.
o	The officer/director will restrict his/her participation to any one or more of the following activities:

•	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;
•	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the 1933 Selling Stock Act or other offering document; or
•	Performing ministerial and clerical work involved in effecting any transaction.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the “Selected Consolidated Financial and Other Data” and our consolidated financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed in “Forward-Looking Statements” and “Risk Factors.”

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the accompanying consolidated financial statements and notes, as well as our condensed financial statements and notes as of and for the year ended December 31, 2023 and for the quarter ended June 30, 2024. References to the terms “we,” “our,” “us,” “Neighpart” or “NIC”, used throughout this MD&A refer to Neighpart International, Corp., a Florida corporation, and unless the context otherwise requires, its direct and indirect subsidiaries.

Results of operations, cost of care trends, investment yields and other measures for the periods, are not necessarily indicative of the results and trends that may be expected for future performance, or any other period.

Overview

Neighpart International, Corp., is a purchasing agent and marketing company focused on the medical instrument, equipment, and disposables sector, currently in the process of acquisition of three companies located in the Republic of Paraguay, operating under the name of Neighpart S.A, a healthcare equipment and infrastructure provider.

Business Trends

We made the decision to expand our participation in the Republic of Paraguay, because the significant expertise and knowledge in such country, the targeted Paraguayan companies are related and owned by Mr. Claudio Escobar, which is the major NIC’s shareholder, but essentially because the market niche such targeted companies have is of significant growth potential.

Neighpart S.A, is a long-time healthcare provider for the private and especially the governmental sector in Paraguay, mostly of the operation is based on national or sometime may be international tenders, then the level of services and products awarded is a clear example of the high-quality products and reliability on the installation and start-up.

The following chart shows a brief financial outlook for Neighpart S.A, the figures below are converted from Paraguayan guaranies to United States dollars based on the exchange rate published by the Central Bank of Paraguay for the last operational day on each disclosed year:

Pricing Trends

We strive to price NIC’s products consistent with anticipated underlying vendors cost trends. Our pricing is consistent and fixed cost commitments may be made to customers and clients even if there are legislative and regulatory changes.

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Products and Services Cost Trends

Our cost trends are primarily driven by increases in the utilization of services across all provider types and the unit cost increases of these products and/or services. We work with top international recognized vendors, who make of quality and after-sales services the most significant market values, and the same time they are extremely worldwide competitive, among other reasons because they are the top leaders in the entire market, therefore such situation allows to NIC become very competitive but also having a strong support for our client and our clients’ client as well.

Regulatory Trends and Uncertainties

Paraguay’s macroeconomic policies have benefited Paraguay’s economy over the past two decades. From 2004 to 2019, Paraguay grew faster, recorded smaller fiscal deficits, and borrowed less than its peer countries. Much of this growth reflected favorable terms of trade that supported agriculture and hydropower exports, but institutional reforms such as the inflation targeting mechanism and fiscal responsibility legislation (FRL) helped to safeguard macro stability and sustain growth.

As above stated, the regulatory environment has been quite stable, therefore our clients didn’t face any difficulty on complying with enforced rules within the industry, if healthcare, maintenance and cleaning or as solar energy provider.

Business and Operational Matters

Since the company start a review in the strategic of our operations, providing more dedication to the process of acquisition mentioned elsewhere in this document, the commercial activity was limited to our clients’ requirements.

During 2024, the sales level has been stable. Most of the efforts are assigned to get listed in the OTCQB level and move toward the acquisitions and joint ventures already disclosed hereto.

Selected Operating Performance

Net Sales. Net sales from our operations are a factor of the sales activities of our customers in Paraguay. Sales on the six-month period ended on June 30, was $445,000, while sales for the twelve-month period ended on December 31, 2023, was $ 3,802,754. As was elsewhere mentioned in this offering, the Company is currently focused on the future merge with Neighpart S.A, Cevima S.A and Kaizen Energy S.A.E.C.A., as well as the development of the relationship with the Spaniard company Comitas developer and manufacturer of several telemedicine equipment.

Costs of Goods Sold. Our costs of goods sold represent all direct and indirect costs associated with the vendors selling prices of our products. The principal elements of these costs are the product, transportation, freight, and insurance.

Selling, General and Administrative Expenses. Selling, general and administrative expenses consist of all costs associated with our sales, accounting, and administrative departments, including, among other items, and professional services. The Company had in the six-months period ended on June30, 2024, $137,911 in expenses related to the listing process and professional fees.

Results Overview. In the first half of 2024 we had a loss of $127,068, which was a direct consequence of lower sales due to the merge and new projects development and above-mentioned listing expenses occurred in the six-month period ended on June 30, 2024. However, we estimate the future quarters until ending the acquisition process with our targeted companies in Paraguay, activity and results will decrease significantly due to all the Company efforts will be focused to close the acquisition.

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BUSINESS

NIC currently provides medical equipment through distributors within the Paraguayan healthcare industry with the objective of using an acquisition and licensing strategy to expand its products and services throughout Latin America, starting with Paraguay. These products and services will improve the local peoples’ quality of life while providing a return on investment to NIC’s shareholders.

NIC’s current medical equipment business includes:

•	Oil Free Air Compressors
•	Oxygen Generators and Spare Parts
•	Indoor Paneling for Operating Rooms
•	Cooling Towers
•	Solar Panels

The equipment and associate services have given NIC a 100% growth rate between 2022 and 2023. The Company will continue its medical equipment supply business while it implements the future growth opportunities associated with the acquisitions discussed.

In our proposed strategy, NIC will identify synergistic acquisition targets and incorporate companies into its operations. NIC will also identify possible expansion opportunities within the parameters defined by the Board of Directors.

During the first stage, NIC has negotiated for the acquisition of Kaizen Energy S.A.E.C.A, Neighpart S.A, and Cevima S.A., all three companies based in the Republic of Paraguay. Also, NIC will establish a subsidiary in Spain, which due to its characteristics will be located in EBIC Valencia, the European Business and Innovation Center, Parc Tecnològic, Av. Benjamín Franklin 12, Paterna 46980.

The integrated company will provide services in the following areas:

Emergency care unit.

Intensive care unit.

Consulting rooms area.

Operating rooms.

Inpatient and recovery rooms.

Diagnostic center.

Laboratory for clinical and bacteriological analyses.

Own fleet of ambulances.

At the current time NIC owns no property but leases offices in Florida.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers and directors as of September 25, 2024.

Directors, Executive Officers and Corporate Governance.

Last name, name	Age	Position	Term
Claudio A. Escobar Brizuela	39	President & CEO, Director	Until successor elected
Minerva Belen Mendieta Alvarenga	30	Chief legal officer, Director	Until successor elected
Sandra Yanil Caballero Ojeda	28	Chief Financial Officer, Director	Until successor elected
Alicia Belen Verdun de Butler	25	Chief Operating Officer and Secretary, Director	Until successor elected
Genesis Maria del Mar Torres Sanchez	25	Chief Marketing Officer, Director	Until successor elected
Giovanni Jesus Maria Catella Llano	30	Chief Human Resources Officer, Director	Until successor elected
Rosa M. Garcete Arias	43	Independent Director	Until successor elected
Roger A. Acosta Santacruz	45	Independent Director	Until successor elected

Claudio Alberto Escobar Brizuela: Company’s Director and CEO, 39 years old, elected since inception and still in this tenure, his consent was instrumented in the initial Article of Incorporation filed to the State of Florida and each subsequential Annual Report. His mandate is due on July 2025, not related to any arrangement or understanding and any other third parties. Mr. Escobar Brizuela is the uncle to Mr. Giovanni Catella, other than that is not having any family relationship with any other director.

Business experience:

2019 – CEO Neighpart International, LLC., CEO Neighpart S.A., CEO Cevima S.A., CEO Kaizen Energy S.A.E.C.A

2020 – CEO Neighpart International, LLC., CEO Neighpart S.A., CEO Cevima S.A., CEO Kaizen Energy S.A.E.C.A

2021 – CEO Neighpart International, LLC., CEO Neighpart S.A., CEO Cevima S.A., CEO Kaizen Energy S.A.E.C.A

2022 – CEO Neighpart International, Corp., CEO Neighpart S.A., CEO Cevima S.A., CEO Kaizen Energy S.A.E.C.A.

2023 – current: CEO Neighpart International, Corp., CEO Kaizen Energy S.A.E.C.A., joint and several administrator, for Neighpart Servicios Internacionales S.L.

Mr. Escobar academic background include a degree in Economics from the Universidad Catolica de Paraguay (2014), specialist degree on Human Resources Management from the IAE Business School, Austral University in Argentina (2021), specialist degree on Strategies in Digital Transformation from the INCAE Business School, Costa Rica (2021), Master in Data Analytics from Cambridge University, UK (2021), Cambridge Senior Management Program from Cambridge University, UK (2022), currently in progress Chief Executive Officer Senior Program from Miami Herbert Business School.

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Experience and Qualifications:

- More than 20 years of experience in creating and leading companies in medical technology, cleaning services and sustainable energy.

- Solid track record in managing business operations, growth strategies and developing innovative products both locally and internationally.

- Recognized for developing and executing innovative strategies that address market needs with high-quality solutions.

- Demonstrated ability to manage multidisciplinary teams, implement successful global business strategies, and build lasting relationships with customers and suppliers.

- Recognized for driving financial performance and profitability of organizations under his leadership.

Professional Competence

-He has led companies with global operations and managed significant annual budgets, contributing to the growth and expansion of organizations under his direction, expanding nationally and internationally.

- Extensive experience in supervising complex operations, teams of different sizes and the execution of market strategies and client satisfaction.

- Has set precedents with innovative solutions that meet the needs of various industries, improving quality of life and promoting sustainability.

- Experience in handling products and equipment of high international quality.

Mr. Escobar academic background include a degree in Economics from the Universidad Catolica de Paraguay (2014), specialist degree on Human Resources Management from the IAE Business School, Austral University in Argentina (2021), specialist degree on Strategies in Digital Transformation from the INCAE Business School, Costa Rica (2021), Master in Data Analytics from Cambridge University, UK (2021), Cambridge Senior Management Program from Cambridge University, UK (2022), currently in progress Chief Executive Officer Senior Program from Miami Herbert Business School.

Involvement in certain legal proceedings	As an individual was neither involved in legal proceedings of any kind nor subject to order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting his activities of any kind.

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Minerva Belen Mendieta Alvarenga, Company’s Director and Chief Legal Officer (CLO), 30 years old, elected on July 10, 2024, and still in this tenure, her consent was instrumented in the Board of Directors Minutes once elected, her designation was filed with the State of Florida. Her mandate is due on July 2025, not related to any arrangement or understanding and any other third parties. She is not having any family relationship with any other director.

Business experience:

2019: Legal counselor for Cevima S.A., Neighpart S.A., and Kaizen Energy S.A.

2020: Legal counselor for Cevima S.A., Neighpart S.A. Kaizen Energy S.A.

2021: Legal counselor for Cevima S.A., Neighpart S.A. Kaizen Energy S.A.

2022: Director for Kaizen Energy S.A.E.C.A. Legal counselor for Neighpart S.A. and Cevima S.A

2023: Director for Neighpart S.A, and Kaizen Energy S.A.E.C.A. legal counselor at Cevima S.A.

2024 – current: Director Neighpart S.A., Director Kaizen Energy S.A.E.C.A. legal counselor at Cevima S.A. Chief Legal Officer (CLO) Neighpart International Corporation. Presidente and joint and several administrator Neighpart Servicios Internacionales S.L.

Experience and Qualifications:

- Ability to provide specialized recommendations in the field of competition, improving and optimizing the operational and strategic functioning of companies.

- Controls, verifies and approves documents that require the signature of the Executive Director, ensuring accuracy, legality, and compliance with internal policies.

- Monitors compliance with internal procedures and applicable state regulations, negotiating and drafting contracts with state entities, suppliers, and other parties.

- Protects the interests of companies in legal and extrajudicial procedures, applying effective legal strategies to safeguard rights and resources.

- Manages and controls business operations from a legal perspective, documenting and generating reports for executive decision-making.

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Professional Competence:

- Analyzes complex legal problems and proposes appropriate solutions, ensuring compliance with legal requirements and regulations.

- Provides specialized advice on legal provisions and sector regulations, facilitating informed decisions per the current legal framework.

- Formulates and presents proposals for legal policies for comprehensive compliance with applicable regulations, establishing guidelines and procedures that ensure the legal compliance of companies.

- Conducts thorough audits of legal documentation, including contracts, agreements, and corporate records, verifying compliance with established legal procedures.

- Draft contracts and confidentiality agreements in situations that require the protection of confidential information and intellectual property.

Holds a Master’s in Economic Analysis of Law and Public Management with a Minor in Project Management by the EAE Business School in Madrid. She is a lawyer, graduated Honor Roll, from the Faculty of Law and Social Sciences of the National University of Asunción. Additionally, she is a specialist in Judicial Function and Higher Education: Didactic University. She speaks many languages such as Spanish, Guaraní, English, Portuguese, Turkish and some Italian.

Involvement in certain legal proceedings	As an individual was neither involved in legal proceedings of any kind nor subject to order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting his activities of any kind.

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Sandra Yanil Caballero Ojeda: Company’s Director and Chief Financial Officer (CFO), 28 years old, elected on July 10, 2024, and still in this tenure, her consent was instrumented in the Board of Directors Minutes once elected, her designation was filed with the State of Florida. Her mandate is due on July 2025, not related to any arrangement or understanding and any other third parties. She is not having any family relationship with any other director.

Business experience:

2019 – Administrative Assistant Neighpart S.A., and Cevima S.A.

2020 – Administrative Manager Neighpart S.A., and Cevima S.A.

2022 – Treasurer Neighpart S.A.; Cevima S.A., and Kaizen Energy S.A.E.C.A.

2023 (first semester): Administrative Director Neighpart S.A., Cevima S.A., and Kaizen Energy S.A.E.C.A. Chief Treasurer Officer (CTO) Neighpart International Corporation. (second semester) Executive Director Neighpart S.A.; Administrative Director Cevima S.A. and Kaizen Energy S.A.E.C.A.; Chief Treasurer Officer (CTO) Neighpart International Corporation.

2024 – present: Chief Treasurer Officer (CTO) and then Chief Financial Officer (CFO) at Neighpart International Corporation. Executive Director Neighpart S.A., Administrative Director Cevima S.A., and Kaizen Energy S.A.E.C.A

Experience and Qualifications:

- More than a decade of experience in the administrative and financial sector, specializing in treasury and resource management.

- Recognized for her ability to effectively address organizational challenges, demonstrating problem-solving and communication skills.

- Experience in optimizing processes and improving efficiency within the organization.

- Demonstrated skills in managing teams and building strong relationships with internal and external stakeholders; Demonstrated exemplary leadership and critical decision-making skills, contributing to countless improvements in her department.

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Professional Competence:

- Management of daily administrative and financial activities, including cash flow, investments, banking transactions, and payment processes.

- Close collaboration with the CFO to define objectives and policies and strategies that guide the activities of the different sectors of the company.

- Verification of the accuracy of data in invoices and control of payments to national and international suppliers.

- Generation of reports and analysis of payments, identifying trends and opportunities to improve the efficiency of the process.

- Supervise the execution of salary payments and tax obligations, ensuring compliance with applicable financial policies and regulations.

- Proposal of opportunities for automation and optimization of administrative and treasury processes.

- Management of bank accounts, including reconciliations, dealing with account executives, and preparation of documents for exchange and loan operations.

- Control of loan refinancing requests and updated maintenance of the company’s loan files.

- Supervision of the efficient use of the company’s financial, human, and material resources.

- Leadership and management of administrative and treasury personnel, ensuring alignment with the company’s objectives.

- Communication of the incorporation of new personnel and maintenance of files of equipment delivered and representation expenses.

- Monthly verification of reports sent by internal audit to intervene in necessary cases.

In an effort to augment her knowledge and expertise, she is furthering her studies, currently working towards a degree in Business Administration.

Involvement in certain legal proceedings	As an individual was neither involved in legal proceedings of any kind nor subject to order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting his activities of any kind.

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Alicia Belen Verdun de Butler: Company’s Director, Chief Operational Officer (COO) and Board secretary, 25 years old, elected on July 10, 2024, and still in this tenure, her consent was instrumented in the Board of Directors Minutes once elected, her designation was filed with the State of Florida. Her mandate is due on July 2025, not related to any arrangement or understanding and any other third parties. She is not having any family relationship with any other director.

Business experience:

2019 – Ethical and Compliance Pact (PEC)

2020-2021 – Academic-cultural exchange (Global Ugrad). Independent works. Volunteers. Completion of university degree (bachelor’s degree)

2022 – Assistant Embassy of the Dominican Republic in Paraguay. Assistant to the Board of Directors Neighpart S.A., and Kaizen Energy S.A.E.C.A., Secretary at Neighpart International Corp.

2023 – current: Director Neighpart S.A., Chief Operating Officer (COO) and Board Secretary Neighpart International Corp.

Experience and Qualifications:

Results-oriented with a proactive approach and strong skills in interpersonal communication, analytical problem-solving, and project management.

Varied experience in employment, scholarship programs, and volunteer work, excelling in dynamic environments that require collaboration and teamwork.

Effectively manages and schedules the council’s agenda, coordinating local and international commitments and logistical arrangements with precision.

Acts as a key link between stakeholders, shareholders, collaborators, and the public.

Contributes to strategic projects with valuable ideas and assistance according to organizational needs.

Improve corporate communications and optimize operations to increase efficiency.

Professional Competence

Has demonstrated skills in optimizing resources and operational processes, as well as in implementing practices to guarantee compliance with quality standards and regulations.

She is recognized for her ability to lead multidisciplinary teams and promote a collaborative work environment that encourages innovation and continuous improvement.

Likewise, she has demonstrated the ability to maintain confidentiality and manage sensitive information effectively, complying with legal standards and corporate regulations.

She is known for her ability to cultivate strong relationships with shareholders, directors, and executive teams, facilitating clear and efficient communication within the organization.

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She has effectively managed documentation for the board of directors meetings, ensuring accuracy and compliance with internal and external regulations.

She is an expert in drafting all types of documentation from minutes, and notes, preparation of executive reports, and handling of official correspondence, guaranteeing transparency and regulatory compliance.

Her meticulous approach and her ability to manage multiple tasks have positioned her as an invaluable resource for corporate management.

Verdun holds a bachelor’s degree in international relations from Universidad de la Integración de las Unidas-UNIDA, Paraguay. She has won scholarships sponsored by the U.S. Department of State such as The English Access Micro Scholarship Program Paraguay (2014-2016), Becas Hayes Program for Advanced English (2016-2018), and Global Undergraduate Exchange Program-Global Ugrad (2020) at the University of St. Louis-Missouri. She has also earned other honors, including the Access Spirit Prize. Her most recent Certificate was Strengthening the Board of Directors’ at UCOM -Universidad Comunera (2023)

Involvement in certain legal proceedings	As an individual was neither involved in legal proceedings of any kind nor subject to order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting his activities of any kind.

Genesis Maria del Mar, Torres Sanchez: Company’s Director, Chief Marketing Officer (CMO), 25 years old, elected on May 3, 2024, and ratified in July 10, 2024, and still in this tenure, her consent was instrumented in the Board of Directors Minutes once elected, her designation and ratification were filed with the State of Florida. Her mandate is due on July 2025, not related to any arrangement or understanding and any other third parties. She is not having any family relationship with any other director.

Business experience:

2019 – 2021: Cevima S.A. Contracts Supervisor

2022: Cevima S.A. Operations Manager

2023: Operations Manager Neighpart S.A., Vice President of Neighpart S.A.

2024 – current: Vice President of Neighpart S.A., Chief Human Resources Officer (CHRO) Neighpart International Corp., Chief Marketing Officer (CMO)

Experience and Qualifications:

Proactive, energetic, and committed professional, with aptitudes in adaptability, resolution, tenacity, dynamism, communication skills, and teamwork competence.

Ability to adapt and resolve challenges efficiently, fostering effective collaboration within teams.

Experience in managing operational teams, ensuring compliance with contracts, and daily supervision to satisfy the needs of clients and workers.

Noted for her constant pursuit of improvement, both on a personal and corporate level and for her ability to solve problems and maintain confidence during stressful situations.

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Professional Competence:

Performs their work with efficiency, responsibility, and honesty, respecting and promoting the company’s values.

Collaborates with those responsible for the sectors in charge of it to establish objectives, sectoral policies, and activities under the available strategies and resources.

Participate and collaborate with the CEO in the preparation of the company’s general budget.

Plans and coordinates daily operations, establishing policies, procedures, and briefings with staff.

Supervises and controls compliance with operational processes, optimizing the efficiency of resources and processes.

Implements strategies to improve productivity and reduce costs, guaranteeing compliance with quality standards.

Evaluate and manage the risks associated with operations, establishing effective relationships with suppliers and customers.

Develops and implements operational policies and procedures, leading and motivating the operations team.

Performs periodic analysis and reports on the performance of operations, identifying opportunities for improvement and proposing solutions.

Participates in the company’s strategic planning, contributing with ideas and recommendations from an operational perspective.

Stays updated on trends and best practices in operations management.

Evaluate and manage the human, technical, and financial resources necessary for operations, complying with applicable standards and regulations.

Facilitates effective communication between the different hierarchical levels and areas of the company, resolving conflicts and making timely decisions.

Promotes the culture of continuous improvement and innovation in the company’s operations.

Establishes policies and procedures that guide collaborators in the operations area in the development of work and integrity of resources.

Holds informative and instructive meetings with the personnel in charge for a better organization.

Negotiates budgets, prices, and conditions of services, ensuring that all operations are carried out profitably.

Supervises and verifies the work carried out by the areas under his/her responsibility, attending training events to support his/her professional development and that of the staff.

Torres is pursuing a master’s degree in taxation and Tax Consulting. She is a Lawyer (2018) graduated from the Universidad Tecnológica Intercontinental from Paraguay. She also holds a certification in Audit and Institutional Analysis (2023) at the Centro de Formación Técnica de la Pontificia Universidad Católica de Valparaíso, Chile. Currently, she is studying Corporate and Business Law with the prospect of combining it with Compliance.

Involvement in certain legal proceedings	As an individual was neither involved in legal proceedings of any kind nor subject to order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting his activities of any kind.

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Giovanni Jesus Maria Catella Llano: Company’s Director and Chief Human Resources Officer (CHRO), 30 years old, elected on July 10, 2024, and still in this tenure, her consent was instrumented in the Board of Directors Minutes once elected, her designation was filed with the State of Florida. His mandate is due on July 2025, not related to any arrangement or understanding and any other third parties. Mr. Escobar Brizuela is the uncle to Mr. Giovanni Catella, other than that is not having any family relationship with any other director.

Business experience:

2019 – 2021: Cevima S.A. Contracts Supervisor

2022: Cevima S.A. Operations Manager

2023: Operations Manager Neighpart S.A., Vice President of Neighpart S.A.

2024 – current: Vice President of Neighpart S.A., Chief Human Resources Officer (CHRO) at Neighpart International Corporation.

Experience and Qualifications:

Direct, calculating, and methodical professional, with a perfectionist approach in all his endeavors.

Excellent in the organization, planning, and execution of complex projects.

Ability to handle complex situations with logical and analytical thinking.

Experience in implementing strategies to improve operational processes and increase efficiency.

Proficient in tools such as Microsoft Office (Word, Excel, PowerPoint) and communication skills in Spanish, English, and Italian.

Professional Competence:

Performs his/her job with efficiency, responsibility, and honesty, respecting and enforcing the company’s values.

Collaborates with those responsible for the sectors in charge to establish objectives, policies, and activities under the available strategies and resources.

Participate and collaborate with the CEO in the company’s general budget.

Plans and coordinates daily operations, establishing policies, procedures, and briefings with staff.

Supervises and controls compliance with operational processes, optimizing the efficiency of resources and processes.

Implements strategies to improve productivity and reduce costs, guaranteeing compliance with quality standards.

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Evaluate and manage the risks associated with operations, establishing effective relationships with suppliers and customers.

Develops and implements operational policies and procedures, leading and motivating the operations team.

Performs periodic analysis and reports on the performance of operations, identifying opportunities for improvement and proposing solutions.

Participates in the company’s strategic planning, contributing with ideas and recommendations from an operational perspective.

Evaluate and manage the human, technical, and financial resources necessary for operations, complying with applicable standards and regulations.

Facilitates effective communication between the different hierarchical levels and areas of the company, resolving conflicts and making timely decisions.

Promotes the culture of continuous improvement and innovation in the company’s operations.

Negotiates budgets, prices, and conditions of services, ensuring that all operations are carried out profitably.

Supervises and verifies the work carried out by the areas under his/her responsibility, attending training events to support his/her professional development and that of the staff.

Holds an Industrial Engineer Degree (2017) from National University of Pilar Paraguay. He has completed the following courses and workshops: Specialist in Organization and Processes Module 1 (Organizational Diagnosis) and Module 2 (Job Descriptions and Functions Manual), Public Speaking Course 1, Industrial Safety and Occupational Health Modules 2 and 3, 5S Methodology Module 1, and training on Improvement in Commercial Writing Skills and Fire Prevention, Evacuation Plan, Use of Fire Extinguishers, and Basic First Aid.

Involvement in certain legal proceedings	As an individual was neither involved in legal proceedings of any kind nor subject to order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting his activities of any kind.

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ROSA MARÍA GARCETE ARIAS Business Experience

Independent board member and Auditing Committee member

Ms. GARCETE (43) is a highly accomplished Paraguayan legal and public administration professional. With over two decades of experience in consultancy and project management, she has made significant contributions to national and regional governmental and organizational initiatives. Her expertise ranges from public policy analysis to strategic planning, especially within technology, finance, and public administration.

Garcete’s career highlights include her work as a consultant for the Paraguayan government on various projects, such as the strategic institutional plan for the Instituto Paraguayo de Tecnología Agraria (IPTA) and the development of legal frameworks for managing the recovery of the Ypacaraí Lake basin. Her ability to coordinate large-scale projects and provide technical guidance has positioned her as a key figure in successfully executing multi-sectoral initiatives, including environmental recovery and public information transparency.

Her value as a consultant is grounded in her deep understanding of public administration, supported by a Master’s in Public Management and a Doctorate in Public Law (in progress). Rosa’s professionalism and dedication are evident in her thorough analyses of regulatory frameworks and her adeptness in implementing strategies that align with both national and international standards. She is trusted by institutions such as the Organization of Ibero-American States (OEI) and the Ministry of Information and Communication Technologies (MITIC).

One of Rosa's notable professional accomplishments includes her coordination role in the Comisión Nacional de Gestión y Manejo del Lago Ypacaraí (CONALAYPA), where she successfully helped develop action plans to preserve the lake’s ecosystem. Additionally, she has led the creation of technical teams for various strategic projects, showcasing her leadership and project management capabilities across multiple sectors.

Her academic background is equally impressive, with a law degree from Columbia del Paraguay University, a Master’s in Public Management, and a range of specialized certifications in project management, public finance, and fiscal administration. She continues to enrich her professional profile with ongoing doctoral studies in Public Law, further enhancing her expertise in governance and public policy.

Involvement in certain legal proceedings	As an individual was neither involved in legal proceedings of any kind nor subject to order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting his activities of any kind.

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ROGER ANTONIO ACOSTA

Independent board member and Auditing Committee member

Mr. ACOSTA (45) is an experienced engineer specializing in electronics and information technology. Born in Asunción, Paraguay, Roger has dedicated his professional life to advancing technological solutions, with a particular focus on infrastructure and security in information systems. His commitment to innovation and excellence is evident in his career trajectory, where he has contributed significantly to both private and public sectors. Currently based in Asunción, Roger balances his work responsibilities with his personal life as a husband and active community member.

With over 20 years of experience in the field, Acosta has worked in notable organizations such as the Honorable Congreso Nacional del Paraguay, where he has been responsible for overseeing information security, technological infrastructure, and connectivity since 2013. Before this, he gained extensive experience in communications technology at COPACO S.A., managing internet operations, maintaining xDSL and fiber optic systems, and developing projects in IP telephony and IPTV. His role has consistently involved handling critical systems, including server management and virtualized environments.

Mr. Acosta’s credibility in the field stems from his hands-on experience and specialized knowledge in electronic systems, telecommunication networks, and information security. He has been instrumental in designing and implementing infrastructure solutions that meet high standards of reliability and performance. His expertise is reinforced by his proficiency in multiple programming languages, operating systems, and networking technologies, along with the ability to adapt to evolving industry trends.

A testament to his dedication to the field is his work on several high-profile projects. For example, at COPACO S.A., he played a pivotal role in developing and implementing IP telephony and IPTV systems, which were transformative for the company’s service offerings. Additionally, his role at the National Congress has been crucial in ensuring the secure and efficient functioning of its technological systems. On a personal level, Roger is also known for his mentorship, guiding younger engineers in the field.

Academically, Acosta holds a Master’s degree in Electronic Engineering with an emphasis on Information Technologies from the Universidad Nacional de Asunción, completed in 2017. He also holds a degree in Electronic Engineering from the Universidad Católica de Asunción, earned in 2007. His commitment to continuous learning is evident in the numerous specialized training courses he has completed, including certifications in project planning, cloud deployment, and IP telephony. These credentials reflect his dedication to staying at the forefront of technological advancements.

Involvement in certain legal proceedings	As an individual was neither involved in legal proceedings of any kind nor subject to order, judgment, or decree permanently or temporarily enjoining him from, or otherwise limiting his activities of any kind.

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Our Internet address is www.nic-usa.net. At our Investor Relations website, www.nic-usa.net/investor, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

•	Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the Securities and Exchange Commission (“SEC”) at www.sec.gov.
•	Information on our business strategies, financial results, and metrics for investors.
•	Announcements of investor conferences, speeches, and events at which our executives talk about our product, service, and competitive strategies. Archives of these events are also available.
•	Press releases on quarterly earnings, product and service announcements, legal developments, and international news.
•	Corporate governance information including our articles of incorporation, bylaws, governance guidelines, committee charters, codes of conduct and ethics, global corporate social responsibility initiatives, and other governance-related policies.
•	Other news and announcements that we may post from time to time that investors might find useful or interesting.
•	Opportunities to sign up for email alerts to have information pushed in real time.

We publish a variety of reports and resources related to our Corporate Social Responsibility programs and progress on our website, www.nic-usa.net/investors, including reports on sustainability, responsible sourcing, accessibility, digital trust, and public policy engagement.

The information found on the website is not part of, or incorporated by reference into, this or any other report we file with, or furnish to, the SEC. In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in Neighpart International, Corp., to review the information we post on the social media channels listed on our Investor Relations website.

Composition of the Board of Directors After this Offering

Our board of directors is currently authorized to have eight members and will fill these positions through election after the acquisitions of the three current targets. As required by OTCQB exchange at least two of the officers will be independent and be on both the Audit Committee and the Compensation Committee.

In accordance with the terms of our amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of this offering, each director’s term will continue until the annual meeting of stockholders next held after his or her election and the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

In addition, we intend to enter into a stockholders governance agreement with certain affiliates of our Principal Stockholders in connection with this offering. This agreement will grant our Principal Stockholders the right to designate nominees to our board of directors subject to the maintenance of certain ownership requirements in us.

Code of Ethics

In connection with this offering, we will adopt a new Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which will be posted on our website. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

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EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the Summary Compensation Table below. For fiscal year 2023, our named executive officer is Claudio A. Escobar.

Compensation of Directors: Board members’ fees for the year ended on December 31, 2023 were $4,479. As of the period ended on June 30, 2024, the compensation were $312.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock rewards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Escobar Brizuela, Claudio A, President & CEO	2023	$–	$3,479	$1,000	$–	$–	$–	$4,479
Caballero Ojeda, Analia Virginia, CFO	2023	$–	$–	$–	$–	$–	$–	$–
Caballero Ojeda, Sandra Yanil, CTO	2023	$–	$–	$–	$–	$–	$–	$–
Verdun de Butler, Alicia Belen, COO	2023	$–	$–	$–	$–	$–	$–	$–
Torres Sanchez, Genesis Maria del Mar, CMO	2023	$–	$–	$–	$–	$–	$–	$–
Catella Llano, Christian Ismael Maria, CHRO	2023	$–	$–	$–	$–	$–	$–	$–
TOTAL:		$–	$3,479	$1,000	$–	$–	$–	$4,479

Post-IPO Equity Compensation Plans: At this time the Company is not planning any Equity Compensation Plans.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive and Director Compensation.”

Indemnification of Directors and Officers

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the FBCA. Our amended and restated certificate of incorporation will also provide that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the FBCA. In addition, we intend to enter into indemnification agreements with each of our directors and executive officers, which will require us to indemnify these individuals to the fullest extent permitted under the FBCA against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Persons Transactions Policy

Prior to the completion of this offering, our board of directors will adopt a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person”  (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our general counsel will then promptly communicate that information to our board of directors. No related person transaction entered into following this offering will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a conflicting transaction.

Acquisitions of Cevima S.A., Kaizen Energy S.A., and Neighpart S.A.

The acquisitions of Cevima S.A., Kaizen Energy S.A. and Neighpart S.A. are engaged and pending the status of the qualification of this Offering. The acquisition agreements were all executed on August 1, 2024 and will be closed within 7 days of the qualification of this offering or within 30 days should the Offering not be qualified.

The acquisition agreements are based on an exchange of Series B Preferred Shares based on the assets of the acquisition target. The Series B Preferred Share exchange rate is equal to 1 share per ten dollars ($10.00) of identifiable net assets. These acquisitions all include related persons based on the following:

		NIC' SERIES B SHARES BENEFICIAL CEVIMA'S SHAREHOLDERS
ACQUIREE COMPANY	IDENTIFIABLE NET ASSETS	BENEFICIAL SHAREHOLDERS'	%	AMOUNT OF IDENTIFIABLE NET ASSETS	NUMBER OF SHARES	PAR VALUE	SHARES' PRICE VALUE	TOTAL EQUITY ASSIGNED TO SHAREHOLDER
Cevima .S.A	$3,334,058	Claudio A Escobar Brizuela	93.30%	3,110,676	311,068	0.001	$10.00	$311,068
		Christian Ismael Catella	2.55%	85,018	8,502	0.001	$10.00	8,502
		Maria Liliana Fretes Vierci	4.15%	138,363	13,836	0.001	$10.00	13,836
			100.00%	3,334,058	333,406			$333,406

Kaizen Energy S.A	$2,654,166	Claudio A Escobar Brizuela	96.08%	$2,550,123	255,012	0.001	$10.00	$255,012
		Analia V Caballero Ojeda	3.92%	104,043	10,404	0.001	$10.00	10,404
			100.00%	$2,654,166	265,417			$265,417

Neighpart S.A.	$15,794,146	Claudio A Escobar Brizuela	93.81%	14,816,488	1,481,649	0.001	$10.00	$1,481,649
		Analia V Caballero Ojeda	6.19%	977,658	97,766	0.001	$10.00	97,766
	$21,782,370		100.00%	15,794,146	1,579,415			$1,579,415

A total of 2,178,238 Series B Preferred Shares will be issued based on the percentage ownership of the acquisition targets.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of October 1, 2024 and as adjusted to reflect the sale of 20,000.000 shares of common stock offered by us in this offering for (1) the Principal Stockholders, (2) each person, or group of affiliated persons, who is known to us to beneficially own more than 5% of our outstanding common stock, (3) each of our directors and named executive officers and (4) all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares.

Applicable percentage ownership is based on 15,744,000 shares of common stock outstanding as of December 31, 2023. For purposes of computing percentage ownership after this offering, we have assumed that (i) 20,000,000 shares of common stock will be issued by us in this offering; and (ii) none of our executive officers, directors or stockholders who beneficially own more than 5% of our common stock will participate in this offering. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2024. We did not deem these shares outstanding, however, such shares were included for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise noted, the address of each beneficial owner is located at 20301 SW 106th Ave, Miami, Florida 33189.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering
Name of Beneficial Owner	Shares	%	Shares	%
Principal Stockholders/Directors and Named Executive Officers:
Claudio A. Escobar	14,000,000	88.92	14,000,000	12.10

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On March 19, 2024, the Company signed several SPAs (Shares Purchase Agreements) with the following individuals, buyers of shares of common stock which have piggyback rights concerning the removal of any restrictive trading:

	Individual buyers	Shares subscribed	Shares par value	Purchase price e/share	Total Price receivable
03/31/24	Tres Soles Int LLC.	30,000	$0.001	$0.10	3,000.00
03/31/24	Acosta Aguirre Juan Martín	3,000	0.001	0.10	300.00
03/31/24	Acuña Trappe Christian Daniel	15,000	0.001	0.10	1,500.00
03/31/24	Alegre Insfran Hector Daniel	15,000	0.001	0.10	1,500.00
03/31/24	Alfonso Gimenez Liz del Carmen	4,500	0.001	0.10	450.00
03/31/24	Alonso Duarte Sandra Carolina	900	0.001	0.10	90.00
03/31/24	Alvarenga Bonzi Gerardo Santiago	900	0.001	0.10	90.00
03/31/24	Amado Martinez Faisal Mijail	600	0.001	0.10	60.00
03/31/24	Anastasia Sebastián Pablo	15,000	0.001	0.10	1,500.00
03/31/24	Aranda Filartiga Esteban Fernando	75,000	0.001	0.10	7,500.00
03/31/24	Arias Mora Patricia Belén	30,000	0.001	0.10	3,000.00
03/31/24	Aseretto Battilana Fabrizio Javier	6,000	0.001	0.10	600.00
03/31/24	Ayala Gonzalez Felix Gustavo	6,000	0.001	0.10	600.00
03/31/24	Baquerizo, Maria Pia	339,100	0.001	0.10	33,910.00
03/31/24	Bekerman Lionel Alejandro	9,000	0.001	0.10	900.00
03/31/24	Benitez Ayala Gerardo Daniel	30,000	0.001	0.10	3,000.00
03/31/24	Bernal Duarte Oscar F.	15,000	0.001	0.10	1,500.00
03/31/24	Bogado Palacio Giannina Micaella	75,000	0.001	0.10	7,500.00
03/31/24	Borja Ojeda Alicia Elizabeth	15,000	0.001	0.10	1,500.00
03/31/24	Brizuela Filartiga Víctor	6,000	0.001	0.10	600.00
03/31/24	Brizuela Vda de Escobar Dominga Concepción	16,500	0.001	0.10	1,650.00
03/31/24	Caballero Ojeda Sandra Yanil	15,000	0.001	0.10	1,500.00
03/31/24	Cabral Nuñez Angel David	24,000	0.001	0.10	2,400.00
03/31/24	Cardozo Ortega Carlos Damian	9,000	0.001	0.10	900.00
03/31/24	Cardozo Ortega Victor Hugo	15,000	0.001	0.10	1,500.00
03/31/24	Catella Brizuela Christian Evelio	15,000	0.001	0.10	1,500.00
03/31/24	Catella Llano Christian Ismael Maria	15,000	0.001	0.10	1,500.00
03/31/24	Catella Llano Giovanni Jesus Maria	15,000	0.001	0.10	1,500.00
03/31/24	Coronel Acosta José Raúl	15,000	0.001	0.10	1,500.00
03/31/24	del Pino Lemoine Luisa Maria	30,000	0.001	0.10	3,000.00
03/31/24	Dorin Gaston Ezequiel	3,000	0.001	0.10	300.00
03/31/24	Escobar Espinola Carlos Alfredo	21,000	0.001	0.10	2,100.00
03/31/24	Escobar Espínola Fernando Anibal	15,000	0.001	0.10	1,500.00
03/31/24	Escobar Espinola Rodrigo Alejandro	15,000	0.001	0.10	1,500.00
03/31/24	Escobar Galeano Gabriel Adolfo	15,000	0.001	0.10	1,500.00
03/31/24	Escobar Herrera Diego Adolfo	15,000	0.001	0.10	1,500.00
03/31/24	Fadlala Vallejos Jorge Andrés	15,000	0.001	0.10	1,500.00
03/31/24	Feng Jingtao	15,000	0.001	0.10	1,500.00
03/31/24	Ferreira Cáceres Adriana Belén	9,000	0.001	0.10	900.00
03/31/24	Filippi Sarubbi Carlos Raimundo	30,000	0.001	0.10	3,000.00
03/31/24	Fretes Vierci Maria Liliana	30,000	0.001	0.10	3,000.00
03/31/24	Gaona Valdez Arnaldo Eliseo	30,000	0.001	0.10	3,000.00
03/31/24	Gomez Cabañas Ada Belen	15,000	0.001	0.10	1,500.00
03/31/24	Gómez Cabrera Benito Tadeo	15,000	0.001	0.10	1,500.00
03/31/24	Gonzalez Bedoya Víctor Andrés	15,000	0.001	0.10	1,500.00
03/31/24	Gonzalez Gonzalez José Manuel	30,000	0.001	0.10	3,000.00
03/31/24	Leguizamón Fariña Mónica María del Pilar	15,000	0.001	0.10	1,500.00
03/31/24	Lopez Brizuela Jose Martin	6,000	0.001	0.10	600.00
03/31/24	Mendieta Alvarenga Minerva Belén	36,000	0.001	0.10	3,600.00
03/31/24	Morinigo Diaz Jose Alberto	15,000	0.001	0.10	1,500.00
03/31/24	Niella Bareiro Carlos Alberto	15,000	0.001	0.10	1,500.00
03/31/24	Peralta Duarte Marta Concepcion	15,000	0.001	0.10	1,500.00
03/31/24	Portmann Schoeder Myriam	45,000	0.001	0.10	4,500.00
03/31/24	Rangel Dustin Eugene	15,000	0.001	0.10	1,500.00
03/31/24	Recalde Insfran Hector Ruben	15,000	0.001	0.10	1,500.00
03/31/24	Recalde Lagraña Karina María	6,000	0.001	0.10	600.00
03/31/24	Rodriguez Ramirez Wilson Rafael	9,000	0.001	0.10	900.00
03/31/24	Rolón Alfonso Liz Paola	15,000	0.001	0.10	1,500.00
03/31/24	Romero Ferreira Tatiana Belen	15,000	0.001	0.10	1,500.00
03/31/24	Saccarello Velazco Giuliana María	15,000	0.001	0.10	1,500.00
03/31/24	Samaniego Cino Jorge Luis	15,000	0.001	0.10	1,500.00
03/31/24	Semidei Mendieta Eduardo Martin	15,000	0.001	0.10	1,500.00
03/31/24	Sosa Villalba Iván Rafael	15,000	0.001	0.10	1,500.00
03/31/24	Triguis Duarte Jorge Daniel	15,000	0.001	0.10	1,500.00
03/31/24	Vázquez González Vanessa	15,000	0.001	0.10	1,500.00
03/31/24	Velázquez Machuca Florentin Ramón Domingo	15,000	0.001	0.10	1,500.00
03/31/24	Venialbo Mezgolits Hugo Cesar Obdulio	15,000	0.001	0.10	1,500.00
03/31/24	Verdún Arguello Alicia Belén	58,500	0.001	0.10	5,850.00
03/31/24	Vierci Lucia Maria	45,000	0.001	0.10	4,500.00
03/31/24	Villalongia Mazi Cecilia Deidamia	6,000	0.001	0.10	600.00
03/31/24	Virginia Caballero Ojeda Analia	144,000	0.001	0.10	14,400.00
		1,744,000			$174,400

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DESCRIPTION OF STOCK

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Florida Business Corporations Act (FBCA). Upon the consummation of this offering, our authorized capital stock will consist of 1,000,000,000 shares of common stock, par value $0.001 per share. As of June 30, 2024, we had issued and had 15,744,000 outstanding shares of common stock held of record by 71 stockholders.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our common stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution, or winding up and after payment in full of all amounts required to be paid to creditors and if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption, or conversion rights under our amended and restated certificate of incorporation. The common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable.

Dividend Rights

The FBCA permits the directors, subject to any restriction in the certificate of incorporation, to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation. The capital of the corporation is typically an amount equal to (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets are calculated to be the amount by which the fair value of the total assets of the corporation exceeds its total liabilities, and capital and surplus are not liabilities for such purpose. The FBCA also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our board of directors.

We have no current plans to pay dividends on our common stock following this offering. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends will be limited by covenants in our existing indebtedness and may be limited by the agreements governing any indebtedness we or our subsidiaries may incur in the future. See “Dividend Policy.”

Anti-Takeover Provisions

Our amended and restated certificate of incorporation, amended and restated bylaws, and the FBCA contain provisions which are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

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Registration Rights

In connection with this offering, the pre-IPO stockholders will be granted with certain rights with respect to registration of such shares under the Securities Act.

As a result of the qualification of this Offering the pre-IPO stockholders shares will be registered securities with demand, piggyback and shelf registration rights as described more fully below. As of the date of this offering, there was an aggregate of 15,744,000 shares held by the pre-IPO stockholders will be granted registration rights.

Piggyback Registration Rights

If we register any securities for public sale, the pre-IPO stockholders of our securities then outstanding will each be entitled to notice of the registration and will have the right to include their shares in the registration statement.

The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

Shelf Registration

At any time after the completion of this offering, if we are eligible to file a registration statement on Form S-3, the pre-IPO stockholders of the securities having these rights then outstanding can request that we register the offer and sale of their registrable securities on a registration statement on Form S-3. These stockholders may make an unlimited number of requests for registration. If we determine that it would not be in the best interest of our stockholders to effect such a registration, we have the right to defer such registration, not more than once in any six-month period, for a period of up to 60 days. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Expenses of Registration

We will pay all expenses relating to any demand or piggyback registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Certificate of Incorporation and Bylaw Provisions

Waiver of Corporate Opportunities

Florida law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation will, to the maximum extent permitted from time to time by Florida law, renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees.

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Election and Removal of Directors

Under our amended and restated bylaws, the exact number of directors constituting the full board of directors is determined from time to time by resolution of the board. In addition, under our amended and restated bylaws, each director is elected by a majority of the votes cast with respect to the director, except in the case of a “contested election”  (as defined in our amended and restated bylaws), in which case a plurality of the votes cast shall be sufficient to elect each director. Upon completion of this offering, each of our directors will serve for a term that expires at the next annual meeting of stockholders after his or her election and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Under the FBCA, because our directors are elected annually, our directors may be removed by the stockholders at any time, with or without cause. The vote required for stockholders to remove a director is the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

No Cumulative Voting

Under Florida law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Annual Stockholder Meetings

Our amended and restated bylaws will provide that annual stockholder meetings will be held at a date, time, and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Special Stockholder Meetings

Our amended and restated bylaws will provide that special meetings of our stockholders may be called at any time only by the board of directors or by the secretary of the corporation upon request of one or more stockholders of record who, in the aggregate, hold at least 30% of the voting power of all outstanding shares of our common stock, and subject to certain additional procedural requirements specified in our amended and restated bylaws. The FBCA prohibits the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying, or discouraging hostile takeovers, or changes in control or management of the Company.

Stockholder Action by Written Consent

Under the FBCA, unless otherwise provided in a corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Our amended and restated certificate of incorporation will not restrict such stockholder action by written consent prior to the third anniversary of the first date that our common stock is listed or admitted for trading on Nasdaq pursuant to the offering; however, from and after such third anniversary, our amended and restated certificate of incorporation will prohibit our stockholders from acting by written consent in lieu of a meeting, subject to the rights of holders of any series of our preferred stock outstanding from time to time. In addition, whenever stockholders are permitted to act by written consent, our amended and restated bylaws will require compliance with certain administrative and ministerial procedures, including that any person seeking to request stockholder action by written consent first request that our board of directors fix a record date for such consents.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws will provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. Our amended and restated bylaws will also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders or any special meeting of our stockholders called for the purpose of electing directors if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Exclusive Forum

Our amended and restated certificate of incorporation will provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Florida (or, if the Court of Chancery of the State of Florida lacks jurisdiction over such action or proceeding, then another court of the State of Florida or, if no court of the State of Florida has jurisdiction, then the United States District Court for the District of Florida) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of our Company to the Company or the Company’s stockholders, (iii) action asserting a claim arising pursuant to any provision of the FBCA or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine. Our amended and restated certificate of incorporation will further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing forum selection provisions. Although we believe these provisions will benefit us by providing increased consistency in the application of Florida law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

SERIES A PREFERRED SHARES

I.	DESIGNATION AND AMOUNT

The designation of this series consists of one million (1,000,000) shares of Preferred Stock and is the Series A Preferred Stock (the ‘Series A Preferred Stock”).

II.	CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

a.	“Common Stock” means the common stock of the Company, par value $0.001 per share, together with any securities into which the common stock may be reclassified.

b.	“Corporation” means the collective reference to the Company and its successors in interest.

c.	“Holder” shall mean the holder or owner of shares or his/her designee or assigns.

d.	“Securities Exchange” means any one of the New York Stock Exchange, NYSE, AMEX, NASDAQ, OTC Bulletin Board, OTM Markets or any other securities exchange or recognized quotation service in the United States where the Corporation’s Common Stock may be traded.

e.	“Series A Preferred Stock” shall mean the one thousand (1,000) shares of Series A Preferred Stock authorized for issuance pursuant to the Certificate of Designation.

f.	“Trading Day” shall mean any day on which the Common Stock is traded for any period on the Securities Exchange or other securities market on which the Common Stock is then being traded.

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III.	DIVIDENDS

The Holder of Series A Preferred Stock will not be entitled to receive dividends of any kind, including but not limited to and dividends paid on Common Stock.

IV.	CONVERSION

The Holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of the Series A Preferred Stock at the conversion ratio of one thousand (1,000) shares of Common Stock for each single (1) share of Series A Preferred Stock. Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio herein prior to the reverse split. The conversion rate of the Series A Preferred Stock would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

V.	LIQUIDATION PREFERENCE

The Series A Preferred Stock shall have liquidation rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary equal to the number of shares of Common Stock as if all Series A Preferred Shares remaining issued and outstanding were converted to Common Stock.

VI.	VOTING RIGHTS

a.	If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to three (3) times the sum of:

i.	The total number of shares of Common Stock which are issued and outstanding at the time of voting, plus,

ii.	the total number of votes granted to any preferred stock series which are issued and outstanding at the time of voting.

b.	Each individual share of Series A Preferred Stock shall have the voting rights equal to three times the sum of all shares of Common Stock issued and outstanding at the time of voting plus the cumulative voting rights of all preferred stock series issued and outstanding at the time of voting divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

VII.	MISCELLANEOUS

a.	Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (without and bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series A Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

b.	Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holder of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holder thereof) upon the written consent of the Holder.

c.	Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission or by confirmed email transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile or email transmission, in each case addressed to party.

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SERIES B PREFERRED SHARES

I.	DESIGNATION AND AMOUNT

The designation of this series consists of three million (3,000,000) shares of Preferred Stock and is the Series B Preferred Stock (the ‘Series B Preferred Stock”).

II.	CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

a.	“Common Stock” means the common stock of the Company, par value $0.001 per share, together with any securities into which the common stock may be reclassified.

b.	“Corporation” means the collective reference to the Company and its successors in interest.

c.	“Holder” shall mean the holder or owner of shares or his/her designee or assigns.

d.	“Securities Exchange” means any one of the New York Stock Exchange, NYSE, AMEX, NASDAQ, OTC Bulletin Board, OTM Markets or any other securities exchange or recognized quotation service in the United States where the Corporation’s Common Stock may be traded.

e.	“Series B Preferred Stock” shall mean the three million (3,000,000) shares of Series B Preferred Stock authorized for issuance pursuant to the Certificate of Designation.

f.	“Trading Day” shall mean any day on which the Common Stock is traded for any period on the Securities Exchange or other securities market on which the Common Stock is then being traded.

III.	DIVIDENDS

The Holder of Series B Preferred Stock will not be entitled to receive dividends of any kind when, and if, declared by the Board of Directors at their sole discretion.

IV.	CONVERSION

a.	The Holder of the Series B Preferred Stock shall have the right, from time to time, to convert shares of the Series B Preferred Stock at the conversion ratio of ten (10) shares of Common Stock for each single (1) share of Series B Preferred Stock. Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ration herein prior to the reverse split. The conversion rate of the Series B Preferred Stock would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

b.	If at any time or times after the issuance of Series B Preferred Stock to the Holder, the Company proposes for any reason to register any shares of its Common Stock for public sale under the Securities Act of 1933, as amended (whether in connection with a public offering of securities by the Company, a secondary offering of securities by stockholders of the Company, or both), the Company will promptly give written notice thereof to the Holder, such notice to include a brief description of the proposed registration and offering including the total proposed size, other anticipated selling shareholders, identity of the underwriter (if any), and anticipated range of offering prices. Within ten (10) days after receipt of such notice, the Holder may elect in writing to include a portion of his Series B Preferred Stock converted into the Company’s Common Shares (including all vested options to purchase shares) for sale and registration in such proposed offering, in which case the Company will effect the registration under the Securities Act of 1933 of all such shares (and options) requested by the Holder up to the total number of the Holder’s shares (including options). The Company shall not be required to include any shares of the Holder unless the Holder accepts the standard and customary terms of the underwriting as reasonably agreed upon by the Company and the managing underwriter(s) for such offering. The Company will bear all costs associated with the inclusion of the Holder’s shares in any offering.

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V.	LIQUIDATION PREFERENCE

The Series B Preferred Stock shall have liquidation rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary equal to the number of shares of Common Stock as if all Series B Preferred Shares remaining issued and outstanding were converted to Common Stock.

VI.	VOTING RIGHTS

Each share of Series B Preferred Stock shall have ten (10) votes for any election or other vote placed before the shareholders of the Company.

VII.	MISCELLANEOUS

a.	Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series B Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (without and bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series B Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series B Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series B Preferred Stock.

b.	Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holder of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holder thereof) upon the written consent of the Holder.

c.	Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission or by confirmed email transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile or email transmission, in each case addressed to party.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock will be:

Pacific Stock Transfer, A Securitize Company

6725 Via Austi Pkwy, Suite 300

Las Vegas, NV 89119

Listing

We have applied to have our common stock quoted on the OTC Markets under the trading symbol “NIDV.”, on the OTCQB level.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there has been no public market for shares of our common stock and a liquid trading market for our common stock may not develop or be sustained after this offering. We cannot predict the effect, if any, future sales of shares of common stock, or the availability for future sale of shares of common stock, will have on the market price of shares of our common stock prevailing from time to time. The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. Furthermore, because only a limited number of shares of our common stock will be available for sale shortly after this offering due to certain contractual and legal restrictions on resale described below, sales of substantial amounts of our common stock in the public market after such restrictions lapse, or the anticipation of such sales, could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future. See “Risk Factors—Risks Related to this Offering and Ownership of our Common Stock—A significant portion of our total outstanding shares is and will be restricted from immediate resale following this offering, but if we or our pre-IPO owners sell additional shares of our common stock in the near future or are perceived by the public markets as intending to sell them, the market price of our common stock could decline significantly.”

Upon completion of this offering, we will have a total of 35,744,000 shares of our common stock outstanding, based on the number of shares outstanding as of October 1, 2024. Of the outstanding shares, the 20,000.000 shares sold in this offering plus the 1,744,000 shares held by pre-IPO, non-affiliate shareholders will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations described below. The remaining 14,000,000 outstanding shares of common stock held by our pre-IPO owners and management after this offering will be deemed restricted securities under Rule 144 and/or subject to the 180-day lock-up period under the lock-up agreements as described below. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below, and, if subject to lock-up agreements, may only be sold after the expiration of the 180-day lock-up period.

We may issue shares of common stock from time to time as consideration for future acquisitions, investments or other corporate purposes. In the event that any such acquisition, investment or other transaction is significant, the number of shares of common stock that we may issue may in turn be significant. We may also grant registration rights covering those shares of common stock issued in connection with any such acquisition and investment.

Rule 144

In general, under Rule 144, as currently in effect, a person who is not deemed to be our affiliate for purposes of Rule 144 or to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares of common stock without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares of common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares of common stock without complying with any of the requirements of Rule 144. In general, six months after the effective date of the registration statement of which this prospectus forms a part, under Rule 144, as currently in effect, our affiliates or persons selling shares of common stock on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares of common stock that does not exceed the greater of (1) 1% of the number of shares of common stock then outstanding and (2) the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale. Sales under Rule 144 by our affiliates or persons selling shares of common stock on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

69

Rule 701

In general, under Rule 701 a person who purchased shares of our common stock pursuant to a written compensatory stock or option plan or contract before the effective date of a registration statement under the Securities Act and who is not deemed to have been one of our affiliates during the immediately preceding 90 days may sell these shares in reliance upon Rule 144, but without being required to comply with the notice, manner of sale or public information requirements or volume limitation provisions of Rule 144. Rule 701 also permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701. However, substantially all Rule 701 shares are subject to lock-up agreements as described below and under “Underwriting” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Lock-Up Agreements

In connection with this offering, we and each of our officers, directors and substantially all of our other security holders, including our Principal Stockholders, have agreed not to offer, sell or transfer any of our common stock, stock options or other securities convertible into, exchangeable for, or exercisable for, our common stock for 180 days after the date of this prospectus.

70

MATERIAL UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “Service”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the Service regarding the matters discussed below. There can be no assurance the Service or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code. This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;
•	persons subject to the alternative minimum tax;
•	persons holding our common stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities or currencies;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
•	persons required to confirm the timing of income accruals to financial statements pursuant to section 451 of the Code;
•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and
•	tax-qualified retirement plans.

If any partnership or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships are urged to consult their tax advisors regarding the purchase, ownership and disposition of shares of our common stock.

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INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSIDERATIONS RELATED TO THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE APPLICABLE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING AUTHORITY OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor an entity treated as a partnership for U.S. federal income tax purposes. A United States person is any person that is or is treated as any of the following:

•	an individual who is a citizen or resident of the U.S. as determined for U.S. federal income tax purposes;
•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust (1) whose administration is subject to the primary supervision of a U.S. court and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital up to (and will reduce, but not below zero) a Non-U.S. Holder’s adjusted tax basis in its common stock. Any excess amounts will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding, and FATCA (as defined below) dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to us or the applicable withholding agent prior to the payment of dividends a valid Service Form W-8BEN, W-8BEN-E or other applicable documentation (or, in each case, an appropriate successor form) certifying qualification for the lower income tax treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Service.

Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid Service Form W-8ECI (or an appropriate successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.

72

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends.

Non-U.S. Holders are urged to consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below on backup withholding and FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);
•	the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our common stock constitutes a U.S. real property interest (a “USRPI”) by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our common stock and (2) the Non-U.S. Holder’s holding period for our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by capital losses of the Non-U.S. Holder allocable to U.S. sources (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, during the calendar year in which the disposition occurs and such Non-U.S. Holder owned, actually and constructively, five percent or less of our common stock throughout the shorter of (1) the five-year period ending on the date of the sale or other taxable disposition or (2) the Non-U.S. Holder’s holding period for our common stock. If we were to become a USRPHC and our common stock were not considered to be “regularly traded on an established securities market” during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders are urged to consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

73

Information Reporting and Backup Withholding

Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid Service Form W-8BEN, W-8BEN-E or W-8ECI (or, in each case, an appropriate successor form) or otherwise establishes an exemption. However, information returns are required to be filed with the Service in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our common stock may be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the Service may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Service.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (in the future) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) in the case of a foreign financial institution, certain diligence and reporting obligations are undertaken, (2) in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners”  (as defined in the Code) or furnishes identifying information regarding each of its direct and indirect substantial United States owners, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities”  (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. Proposed Treasury Regulations, which taxpayers may rely upon until final regulations are issued, eliminate withholding under FATCA on payments of gross proceeds.

Prospective investors are urged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of Neighpart International, Corp.

Opinion on the Financial Statements: We have audited the accompanying balance sheets of Neighpart International, Corp. (the “Company”) as of December 31, 2023, and 2022, the related statements of operations, stockholders’ equity, and cash flows for the period then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion: These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”)and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters: The management has not listed any critical audit matters in the notes on accounts since Neighpart International Corporation is in its infancy and therefore its operations are simple, straightforward, and not sophisticated at this time. The absence of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by referring the critical audit matters, providing separate opinions on the absence of critical audit matters or on the accounts or disclosures to which they could relate to.

/s/ Yusufali Musaji

Yusufali Musaji
Managing Partner

Yusufali & Associates, LLC

55 Addison Drive

Short Hills, NJ 07078

March 25, 2024

PCAOB registration # 3313

We have served as the company’s auditor since year 2023

F-2

NEIGHPART INTERNATIONAL, Corp

Table of Contents

PART I. Financial Information

Page
Item 1.	Financial Statements:
	Condensed Balance Sheets as of June 30, 2024 (unaudited) and December 31, 2023	F-3
	Condensed Statements of Income for the three-month and six-month period ended June 30, 2024 (unaudited) and June 30, 2023 (unaudited)	F-4
	Condensed Statements of Shareholders’ Equity (Deficit) for the period December 31, 2020 throughout the period ended June 30, 2024 (unaudited)	F-5
	Condensed Statements of Cash Flows for the six-month period ended June 30, 2024 (unaudited) and the twelve-months period ended December 31 2023 (audited)	F-6
	Notes to Condensed Financial Statements (unaudited)	F-7
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-26
Item 3.	Quantitative and Qualitative Disclosures about Market Risk	F-27
Item 4.	Controls and Procedures	F-27

F-2

Neighpart International, Corp

Condensed Balance Sheets

	June 30,	December 31,
	2024	2023	2022
	(Unaudited)	(Audited)	(Audited)
Current assets
Cash and cash equivalents	$53,607	$41,196	$15,473
Accounts receivable	2,768,142	2,224,332	–
Vendors advanced payments	905,194	905,194	3,468,233
Shareholders’ Receivables	–	–	–
Inventory	171,713	605,870	76,000
Other Assets	36,286	13,336	4,336
Total current assets	3,934,942	3,789,928	3,564,042
PROPERTY & EQUIPMENT, NET	–	–
Other Assets
Security Deposits	–	–	–
Total Other Assets	–	–	–
Total assets	$3,934,942	$3,789,928	$3,564,042
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts Payable	1,239,571	1,232,258	5,000
Customers advanced funding	–	–	911,665
Deferred revenue	–	–	–
Total current liabilities	1,239,571	1,232,258	916,665
Long Term Liabilities	–	–	–
Total Long-Term Liabilities	–	–	–
Total liabilities	1,239,571	1,232,258	916,665
Commitments and Contingencies
Shareholders' Loan	2,648,263	2,543,544	3,638,251
Shareholder’ equity (deficit)
Preferred Stock: $0,001 par value: 20,000,000 authorized shares 1,000,000 and 0 issued and outstanding on December 31, 2023, and December 31, 2022, respectively	1,000	1,000	–
Common Stock: $0.001 par value: 1,000,000,000 authorized shares; 114,144 and 14,144,000 shares issued and outstanding on December 31, 2022 and December 31, 2023 respectively	15,744	14,144	14,144
Additional Paid-in-Capital	158,450	–
Net Income (loss)	–
Retained Earnings (loss)	(128,085)	(1,017)	(1,005,018)
Total shareholders’ equity (deficit)	2,695,371	2,557,670	2,647,377
Total liabilities and shareholders’ equity (deficit)	$3,934,942	$3,789,928	$3,564,042

See accompanying notes to the condensed unaudited financial statements.

F-3

Neighpart International, Corp

Condensed Statement of Operations

	For the Three Months ended on June 30, 2024	For the Three Months ended on June 30, 2023	For the Six Months ended on June 30, 2024	For the Six Months ended on:June 30, 2023
	(Unaudited)	(Audited)	(Unaudited)	(Audited)

REVENUES	$–	$–	$445,000	$2,470,790
COST OF SALES	–	–	434,157	2,470,790
GROSS PROFIT	–	–	10,843	–

General and Administrative expenses	45,608	72,370	137,599	82,685
Board Member Fees	–	–	312	2,339
Total operating expense	45,608	72,370	137,911	85,025

Profit (Loss) from operations	(45,608)	(72,370)	(127,068)	(85,025)

OTHER INCOME (EXPENSES)
Interest Income	–	–	–	–
Total other income (expense)	–	–	–	–
Income (Loss) from continuing operations	(45,608)	(72,370)	(127,068)	(85,025)

NET INCOME (LOSS)	$(45,608)	$(72,370)	$(127,068)	$(85,025)

Net income (loss) per share applicable to common stockholders - basic	$(0.00)	$(0.01)	$(0.01)	$(0.01)

Net income (loss) per share applicable to common stockholders - diluted	$(0.00)	$(0.01)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding - basic	15,744,000	14,144,000	15,744,000	14,144,000

Weighted average number of common shares outstanding - diluted	15,744,000	14,144,000	15,744,000	14,144,000

See accompanying notes to the condensed unaudited financial statements.

F-4

Neighpart International, Corp

Condensed Statement of Operations

	For the Six Months Ended June 30,	Twelve Months Ended December 31,
	2024	2023	2022
	(Unaudited)	(Audited)
REVENUES	$445,000	$3,802,754	$1,866,355
COST OF SALES	434,157	2,602,755	1,850,098
GROSS PROFIT	10,843	1,199,999	16,258
General and Administrative expenses	137,911	192,285	347,303
Board Member Fees	312	3,749	(6,621)
Total operating expense	137,911	196,034	340,682
Profit (Loss) from operations	(127,068)	1,003,965	(324,425)

OTHER INCOME (EXPENSES)
Write-off	–	–	25,771
Interest Income	–	–	–
Other Operational Income	–	35	90
Management Income	–	–	–
Total other income (expense)	–	35	25,861

Income (Loss) from continuing operations	(79,460)	1,004,000	(298,563)

NET INCOME (LOSS)	(127,068)	1,004,000	(298,563)

Net income (loss) per share applicable to common stockholders – basic	$(0.01)	$0.07	$(2.11)
Net income (loss) per share applicable to common stockholders - diluted	$(0.01)	$0.07	$(2.11)
Weighted average number of common shares outstanding – basic	15,744,000	14,144,000	141,435

See accompanying notes to the condensed unaudited financial statements.

F-5

Neighpart International, Corp

Condensed Statements of Shareholders’ Equity (Deficit)

or the Years ended on December 31, 2020, 2021, 2022, 2023

and the Three-Months ended on March 31, 2024

	Common Shares	Common Stock	Preferred Shares	Preferred Stock	Additional Paid in Capital	Members Loans	Accumulated Deficit	Total Shareholders’ Deficit

BALANCE, December 31, 2020	141,435	$14,144	–	$–	$–	$16,000	$(62,521)	$(32,378)
Members’ loan	–	–	–	–	–	8,900	–	8,900
Net Income (loss)	–	–	–	–	–	–	(643,933)	(643,933)
BALANCE, December 31, 2021	141,435	$14,144	–	$–	$–	$24,900	$(706,454)	$(667,411)

Members’ loan	–	–	–	–	–	3,613,351	–	3,613,351
Net Income (loss)	–	–	–	–	–	–	(298,563)	(298,563)
BALANCE, December 31, 2022	141,435	$14,144	–	$–	$–	$3,638,251	$(1,005,017)	$2,647,377

Members’ loan	–	–	–	–	–	(1,121,657)	–	(1,121,657)
Net Income (loss)	–	–	–	–	–	–	(12,655)	(12,655)
BALANCE, March 31, 2023	141,435	$14,144	–	$–	$–	$2,516,594	$(1,017,672)	$1,513,065

Members’ loan	–	–	–	–	–	26,950	–	26,950
Net Income (loss)	–	–	–	–	–	–	(72,370)	(72,370)
BALANCE, June 30, 2023	141,435	$14,144	–	$–	$–	$2,543,544	$(1,090,042)	$1,467,645

Issuance of common stock due to change on par value from $0.10 to $0,001	14,002,565	–	–	–	–	–	–	–
Issuance of Preferred Shares par value $0.001	–	–	1,000,000	1,000	–	–	–	1,000
Net Income (loss)	–	–	–	–	–	–	1,132,683	1,132,683
BALANCE, September 30, 2023	14,144,000	$14,144	1,000,000	$1,000	$–	$2,543,544	$42,641	$2,601,328

Members’ loan	–	–	–	–	–	–	–	–
Issuance of Preferred Shares par value $0.001	–	–	–	–	–	–	–	–
Net Income (loss)							(43,658)	(43,658)
BALANCE, December 31, 2023	14,144,000	$14,144	1,000,000	$1,000	$–	$2,543,544	$(1,017)	$2,557,670

Members’ loan	–	–	–	–	–	58,450	–	58,450
Issuance of common shares	1,600,000	1,600	–	–	158,450	–	–	160,050
Net Income (loss)	–	–	–	–	–	–	(79,460)	(79,460)
BALANCE, March 31, 2024	15,744,000	$15,744	1,000,000	$1,000	$158,450	$2,601,994	$(80,477)	$2,697,710

Member’s loan	–	–	–	–	–	46,269	–	58,450
Issuance of common shares	–	–	–	–	–	–	–	160,050
Net Income (loss)	–	–	–	–	–	–	(79,460)	(79,460)
BALANCE, June 30, 2024	15,744,000	$15,744	1,000,000	$1,000	$158,450	$2,648,263	$(128,085)	$2,695,371

See accompanying notes to the condensed unaudited financial statements.

F-6

Neighpart International, Corp

Condensed Statements of Cash-Flows

	Six Months ended on June 30,	Twelve Months ended on December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(127,068)	$1,004,000
Adjustment to reconcile net income (loss) to net cash provided operating activities:
Equity Changes
Depreciation and amortization expense	–
Change in operating assets and liabilities:
Accounts receivable	(543,811)	(2,224,332)
Customers contract pending	–
Inventory	434,157	(529,870)
Other current assets	(22,950)	(9,000)
Vendors Adv payments	–	2,563,039
Accounts payable and accrued expenses	7,313	1,227,258
Accrued interest	–
Notes Payable	–
Tax Payable	–
Customers advanced funding	–	(911,665)
Deferred revenue	–
Net cash provided by operating activities	(252,359)	1,119,430

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for assets acquisition	–	–
Net cash used in investing activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Preferred Shares	–	1,000
Common Stock	160,050
Proceeds from Loans	104,719	(1,094,707)
Adjustment	–
Financial Loans Payable	–
Net Cash provided by financing activities	264,769	(1,093,707)

NET CHANGE IN CASH	12,411	25,723
CASH, beginning of period	41,196	15,473
CASH, end of period	$53,607	$41,196

NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of shares of common stock	$–	$–
Issuance of shares of common stock for conversion of preferred stock	$–	$–
Cancellation of shares	$–	$–
Loans issued to acquire fixed assets	$–	$–
Loan payable paid by related party	$–	$–

SUPPLEMENTAL DISCLOSURES:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

See accompanying notes to the condensed unaudited financial statements.

F-7

NEIGHPART INTERNATIONAL, Corp

NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIOD ENDED ON JUNE 30, 2024

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Neighpart International, Corp (“Neighpart” or the “Company”) is a purchasing agent and marketing company focused on the medical instrument, equipment, and disposables sector.

On June 4, 2019, Neighpart International, LLC, was filed with the Division of Corporations in the State of Florida under Document Number L19000147840, establishing its principal place of business at 20301 SW 106th Ave, Miami, FL 33189.

On September 30, 20221, the Company filed to the Florida Department of State, Division of Corporations an amendment by adding Ms. Analia V Caballero as manager.

On August 22nd, 2022, the Company filed to the Florida Department of State, Division of Corporations, Articles of Conversion, converting the Company into Florida Profit Corporation, changing the Company’s name into Neighpart International Corp., under Document Number P22000067984, with 1,000,000 authorized shares of stock.

On September 11th, 2023, the Company filed to the Florida Department of State Division of Corporations, Articles of Amendment to the Articles of Incorporation of Neighpart International, Corp., under Document Number P22000067984, filing 200415490392. Based on such filing the Company resolved increase the authorized shares of common stock from one million (1,000,000) shares to one billion (1,000,000,000) shares with a par value of $0.001. Also resolved the authorize twenty million (20,000,000) shares of preferred stock with a par value of $0.001.

On February 29, 2024, the Company filed with the SEC (Securities Exchange Commission) of the United States of America, its request to start listing its shares in the United States of America, under file number 1.333-277502, accession number 0001683168-24-001238. In this initial filing, Form S-1, the Company proposes an initial issuance of 100,000,000 shares of common stock at a market value of $1.00.

On March 20, 2024, the Company was confirmed with the CUSIP number 64016M109, ISIN number: US64016M1099, ISO CFI ESVUFR and FISN: Neighpart Intl/SH.

On March 21, 2024, the Company filed the OTCQB Application.

On May 3, 2024, the Company filed an Amended Annual Report with the Florida Department of State, Division of Corporations, under which the Board of Director was integrated by: Claudio Escobar as President, Analia Caballero Ojeda as CFO, Sandra Yamil Caballero Ojeda as Chief Treasury Officer, Genesis Maria del Mar Torres Sanchez as Chief Marketing Officer, Alicia Belen Verdun de Butler as Chief Operation Officer and Board Secretary and Christian Ismael Maria, Catella Llano as Chief Human Resources Officer.

On May 21, 2024, the Company filed an Amended of the Corporation Articles of Incorporation, the new narrative is as follows:

F-8

ARTICLE FOURTH. Authorized Shares.

4.(i). Classes and Number of Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is one billion and twenty million (1,020,000,000) shares, consisting of: (i) one billion (1,000,000,000) shares of common stock, par value S0.001 and one (1) vote per share (the “Common Stock”) and (ii) twenty million (20,000,000) shares of “blank check" preferred stock, par value S0.001 per share (the “Preferred Stock"), each having the rights set forth in these Articles of Incorporation (including any Certificate of Designation filed with the Secretary of State of the State of Florida establishing the terms of a series of Preferred Stock). The authorized number of shares of any class of capital stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the shares or capital stock of the Corporation entitled to vote on the matter. Except as may be required by a series of Preferred Stock or by applicable law, no separate vote of such class of capital stock. the authorized number of which is to be increased or decreased, shall be necessary to effect such change.

4.(2). Preferred Stock. The Board of Directors of the Corporation (the “Board") is hereby authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, a series of Preferred Stock and, with respect to ach such series, IO fix the number of shares constituting such series, and the designation of such series. the voting and other powers (if any) of the shares of such series, and the preferences and any relative. participating, optional or other special right; and any qualifications. limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series of Preferred Stock at any time outstanding. For the avoidance of doubt as of January 10, 2023. there are zero (0) shares of Preferred Stock outstanding. All Certificates of Designation filed with the Secretary of State of the State of Florida establishing the terms of a series of Preferred Stock by the Corporation prior to January 10. 2023, arc hereby declared null and void.

4.(2). l. Voting: Rights

(a).    If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time. regardless of their number, shall have voting rights equal to three (3) times the sum of:

(i).	The total number of shares of Common Stock which are issued and outstanding at the time of voting, plus,
(ii).	The total number of votes granted to any preferred stock series which arc issued and outstanding at the time of voting.

(b).    Each individual share of Series A Preferred Stock shall have the voting right equal to three times the sum of all shares of Common Stock issued and outstanding at the time of voting plus the cumulative voting rights of all preferred stock series issued and outstanding at the time of voting divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

4.(2).2.       Conversion Rights

The Holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of the Series A Preferred Stock at the conversion ratio of five thousand (5,000) shares of Common Stock for each single (1) share of Series A Preferred Stock. Shares of Series A Preferred Stock arc anti-dilutive to reverse splits, and therefore in the case of a reverse split, arc convertible to the number of Common Shares after the reverse split as would have been equal to the ratio herein prior to the reverse split. The conversion rate of the Series A Preferred Stock would increase proportionately in the case of forward splits and may not be diluted by a reverse split following a forward split.

F-9

4.(2).3.       Dividends

The Holder of Series A Preferred Stock will not be entitled to receive dividends of any kind, including but not limited to dividends paid on Common Stock.

4.(2).4.       Liquidation Preference

The Series A Preferred Stock shall have liquidation rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary equal to the number of shares of Common Stock as if all Series A Preferred Shares remaining issued and outstanding were converted to Common Stock.

4.(2) 5. Miscellaneous

a.        Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (without and bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost. stolen, destroyed or mutilated Series A Preferred Stock Certificate(s) if the Holder contemporaneously request the Corporation to convert such Series A Preferred Stock.

b.       Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holder of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holder thereof) upon the written consent of the Holder.

c.        Notices. Any notices required or permitted to be given under the terns hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission or by confirmed email transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile or email transmission, in each case addressed to party.

d.       Severability. If any term of this ARTICLE FOURTH is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other terms of this ARTICLE FOURTH as set forth herein which can be given effect without the invalid. unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term of this ARTICLE FOURTH will be deemed dependent upon any other such term unless so expressed in this ARTICLE FOURTH.

ARTICLE FIFTH.

5.(1). The business and affairs of the Corporation shall be managed by or under the direction of the Board.

5.(2). The number of directors shall be determined from time to time by resolution of the Board of Directors. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

5.(3). The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

5.(4). Except as otherwise permitted in this Article FIFTH, only persons who are nominated in accordance with the procedures established in the Bylaws of the Corporation shall be eligible for election as directors.

F-10

5.(5). Vacancies and newly created directorships resulting from (i) an increase in the authorized number of directors, (ii) death, (iii) resignation, {iv) retirement, (v) disqualification or (vi) removal from office, may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a tem1 expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director's successor shall have been duly elected and qualified.

ARTICLE SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Florida, the Board of Directors of the Corporation is expressly authorized to make. alter and repeal the Bylaws of the Corporation.

ARTICLE SEVENTH. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized for consented to by the directors of the Corporation. The right to indemnification conferred by this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition only upon the Corporation's receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

The Corporation may. to the extent authorized from time to time by the directors of the Corporation, provide right to indemnification and to the advancement of expenses to other employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and lo the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles, the Bylaws of the corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses as; a director or officer of the corporation existing at the time of such repeal or modification with respect to any act; or omission occurring prior to such repeal or modification.

ARTICLE EIGHT. These Articles of Incorporation and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Florida, excluding its conflict of laws principles. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Miami-Dade County (or the appropriate Florida federal court) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation. (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Florida Statutes or the Articles or the Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

On May 31, 2024, the Company signed a binding Memorandum of Understanding with Comitas Telesalud S.A.(“Comitas”), a Spaniard based corporation, which is a qualified vendor for the Kingdom of Spain Army and Navy, along the last several years, of a remote telemedicine system, which was used in certain combat scenarios, like in Afghanistan, Serbia, Ukraine, also used in the Antarctica base of the Spaniard Navy. This binding MOU provides to Neighpart International, Corp., the exclusive distribution and manufacturing of Comitas’ equipment in the Republic of Argentina, the Federative Republic of Brazil and the Republic of Paraguay.

F-11

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through the issuance of convertible debt as a measure to finance working capital needs. The Company will be required to continue to do so until such time that its consolidated operations become profitable.

Basis of Presentation

In practice, private companies, as the Company choose to provide a “Basis of Presentation,” or similarly titled footnote to disclose that the financial statements are presented in accordance with US GAAP, which is our case.

The Company has prepared the accompanying condensed financial statements in accordance with the rules and regulations and in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Company believes these condensed financial statements reflect all adjustments (consisting of normal, recurring adjustments) that are necessary for a fair presentation of its condensed financial position and consolidated results of operations for the periods presented.

Critical Accounting Estimates

The application of U.S. GAAP requires the Company to make estimates and assumptions about certain items and future events that directly affect the Company’s reported financial condition. We have established detailed policies and control procedures to provide reasonable assurance that the methods used to make estimates and assumptions are well controlled and are applied consistently from period to period. The accounting estimates and assumptions discussed in this section are those that the Company considers to be the most critical to its financial statements. An accounting estimate is considered critical if both (a) the nature of the estimate or assumption is material due to the levels of subjectivity and judgment involved, and (b) the impact within a reasonable range of outcomes of the estimate and assumption is material to the Company’s financial condition. Senior management has discussed the development, selection and disclosure of these estimates with the Company’s Board of Directors. The Company’s significant accounting policies, including recent accounting pronouncements, are described in Note 1 (Summary of Significant Accounting Policies) to the consolidated financial statements included at the beginning of this Report.

A quantitative sensitivity analysis is provided where that information is reasonably available, can be reliably estimated and provides material information to investors. The amounts used to assess sensitivity (e.g., 10 percent) are included to allow users of this Report to understand a general direction cause and effect of changes in the estimates and do not represent management’s predictions of variability. For all of these estimates, it should be noted that future events rarely develop exactly as forecasted, and estimates require regular review and adjustment.

F-12

Disclosure of accounting policies

ASC 235, Notes to Financial Statements, states the following regarding accounting policy disclosures:

ASC 235-10-50-3: Disclosure of accounting policies shall identify and describe the accounting principles followed by the entity and the methods of applying those principles that materially affect the determination of financials position, cash flows, or results of operations. In general, the disclosure shall encompass important judgments as to appropriateness of principles relation to recognition of revenue and allocation of asset costs to current and future periods; in particular, it shall encompass those accounting principles and methods that involve any of the following:

I.	A selection form existing acceptable alternative.
II.	Principles and methods peculiar to the industry in which the entity operates, even if such principles and methods are predominantly followed in that industry.
III.	Unusual or innovative applications of GAAP.

Reporting entities are required to describe all significant accounting policies in the financial statements. Determining which accounting policies are considered “significant” is a matter of management judgment. Management might consider materiality of the related account, as well as the requirements of users, such as investors, analysts, financial institutions, and other constituents.

ASC 235 permits flexibility in matters of format (including the location) of the policy footnote, as long as it is an integral part of the financial statements.

Revenue Recognition: The Company adopted ASC 606 to identify and record revenues. The core principle of the revenue standard is to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods and services. Significant judgments frequently need to be made when an entity evaluates the appropriate recognition of revenue from contracts with customers. These judgments are often required throughout the revenue standard’s five-step process that an entity applies to determine when, and how much, revenue should be recognized.

Step 1: Identify the contract with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocated the transaction price to performance obligations.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Application of the five steps illustrated above requires a critical assessment of the specific facts and circumstances of an entity’s arrangement with its customer. Some of the more challenging and judgmental aspects of applying the revenue standard are highlighted below.

Identifying Performance Obligations

A performance obligation is the unit of account for which revenue is recognized, and the identification of performance obligations affects the revenue recognition timing. A performance obligation is a promise that an entity makes to transfer to its customer a “distinct” good or service. Contracts with customers often include multiple promises, and it can be difficult for an entity to (1) identify the activities it is undertaking that qualify as promises to provide goods or services and (2) determine which promises are distinct. An entity should answer two questions to evaluate whether a promised good or service is distinct and, thus, a separate performance obligation:

•	Can the customer benefit from the good or service on its own or with other readily available resources (i.e., is the good or service capable of being distinct)?
•	Is the entity’s promise to transfer the good or service separately identifiable from other promises in the contract (i.e., is the good or service distinct within the context of the contract)?

F-13

Only when the answer to each question above is yes for a promised good or service (or bundle of goods or services) is the promised good or service (or bundle of goods or services) distinct and, therefore, a performance obligation. If the two revenue recognition criteria for identifying a distinct good or service are not met, an entity must combine goods or services until it identifies a bundle that is distinct.

Answering the first question can be straightforward but is not always so. If an entity typically sells a good or service on its own, or if the good or service can be used with another good or service that the entity (or another vendor) sells separately, the answer to the first question is likely to be yes. The key is whether a customer can generate some economic benefits from the good or service on its own or with other readily available resources.

Answering the second question is often more challenging. For an entity to assess whether its promise to transfer a good or service is separately identifiable from other goods or services in a contract, the entity should evaluate whether the nature of the promise is to transfer each of those goods or services individually or, instead, to transfer a combined item or items to which the promised goods or services are inputs.

Assessing Whether an Entity Is a Principal or an Agent

It is not uncommon for more than one party to be involved in providing goods or services to a customer. Whenever another party is involved, an entity must evaluate whether its promise is to provide the goods or services itself as a principal or to arrange for another party to provide the goods or services to a customer. Such a determination significantly affects the amount of revenue an entity records. This is because a principal records as revenue the gross amount of consideration from the customer (with a corresponding cost for the amount paid to the other party involved in providing goods or services to the customer) while an agent records the net amount retained from the transaction.

The unit of account for performing the principal-versus-agent assessment is called the “specified” good or service, which is the good or service that an entity determines to be distinct by using the same criteria that apply to the identification of performance obligations. The underlying principle in determining whether an entity is a principal, or an agent is to evaluate whether the entity controls the specified good or service before transferring it to the customer. Control is defined as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, an asset.” Determining whether the entity controls the specified good or service before transferring it to the customer — and, therefore, is the principal in the arrangement — may be clear in some circumstances but may require significant judgment in others.

There are three key indicators to help the Company make this assessment:

•	The entity is primarily responsible for fulfilling the promise to provide the specified good or service.
•	The entity has inventory risk before the specified good or service has been transferred to the customer or after transfer of control to the customer (e.g., if the customer has a right of return).
•	The entity has discretion in establishing the price for the specified good or service. However, an agent can have discretion in establishing prices in some cases.

These indicators are intended to support a conclusion that the entity does or does not control the specified good or service before transferring it to the customer and should not be used as a checklist that overrides the underlying principle of control.

The framework for evaluating whether an entity is a principal, or an agent is also relevant to the determination of the party to which control of a specified good or service is transferred (i.e., which party is the entity’s customer). This evaluation is particularly relevant when an intermediary (e.g., a distributor or reseller) is involved in reselling the entity’s goods or services to an end customer. If an entity determines that control of a specified good or service is transferred to an intermediary, the intermediary is the entity’s customer, and the entity records revenue based on the amount that it expects the intermediary to pay. However, if the entity concludes that the intermediary does not obtain control of the specified good or service before the good or service is transferred to the end customer, the amount of revenue that the entity records is based on the consideration (if known) that the entity expects the end customer to pay.

F-14

Variable Consideration

Many revenue contracts include variable consideration, including price concessions, rebates, incentives, royalties, and performance-based bonuses or penalties. Generally, the revenue standard requires an entity to estimate variable consideration, with recognition subject to a constraint such that it is probable that a significant reversal of cumulative revenue recognized will not occur. Many entities have had to implement significant changes to their internal controls to develop processes for estimating and constraining variable consideration. There are a few exceptions to the requirement to estimate variable consideration, including sales- or usage-based royalties associated with a license of intellectual property (IP) that is the predominant item. In addition, entities must carefully evaluate whether variable consideration should be allocated to one or more, but not all, performance obligations in a contract (or one or more, but not all, distinct goods or services that are part of a series of distinct goods or services that represent a single performance obligation). For example, some usage-based fees may be allocated to a distinct day of service that is part of a series of services.

Based on the foregoing, the Company recorded revenues of $ 445,000 for the six-month period ended on June 30, 2024, and $3,802,754 for the twelve-month period ended on December 31, 2023. The Company hereby ratify that is close to finishing the merge with the already disclosed companies, and then become just a holding company, in other words the execution of certain agreements will be performed by the subsidiaries, which are the operational entities for the holding businesses

Use of Estimates

The preparation of condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and Cash Equivalents

Pursuant to the FASB Codification Master Glossary, cash includes currency on hand and demand deposits with banks or other financial institutions. Cash also includes other kinds of accounts that have the general characteristics of demand deposits in that the customer may deposit additional funds at any time and also effectively may withdraw funds at any time without prior notice or penalty. For purposes of classification in the statement of cash flows, the Master Glossary defines cash equivalents as short-term, highly liquid investments that have both of the following characteristics: (1) they are readily convertible to known amounts of cash, and (2) are so near to maturity that they represent insignificant risk of changes in value due to changes in interest rates. Generally, only investments with original maturities of three months or less qualify under that definition.

Cash and cash equivalents are typically included as a current asset in a classified balance sheet, unless they are (1) restricted as to the withdrawal or use for other than current operations, (2) designated for expenditure in the acquisition or construction of non-current assets, or (3) segregated for the liquidation of long-term debts. Note that, even though they have not been set aside in special accounts, funds that are clearly to be used in the near future for the liquidation of long-term debts, payments to sinking funds, or similar purposes should not be included in current assets, unless the funds can offset maturing debt that has properly been set up as a current liability. A bank overdraft should be classified as a current liability unless it can be offset against free cash balances in the same bank.

F-15

Except for the requirement that restricted cash not be classified as a current asset, there are no specific GAAP requirements relating to compensating balance arrangements.

The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, when located in the United States of America.

On June 30, 2024, the Company did not have bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair Value of Financial Instruments

The Company as of June 30, 2024, has no financial instruments, however if in the future they will be recorded, then the Company will use the market approach to measure fair value for its financial instruments. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

Net Income (Loss) per Common Share

Entities with simple capital structures (i.e., those with only common stock and no potential common stock) are required to present on the face of the income statement basic BPS for income from continuing operations and for net income. The caption “income from continuing operations” encompasses income before the cumulative effect of an accounting change when the cumulative effect of an accounting change is present. Entities with complex capital structures (i.e., those with both common stock and potential common stock) must present on the face of the income statement basic and diluted BPS for the same captions. BPS amounts should also be presented, either on the face of the income statement itself or in the notes to the financial statements, for discontinued operations. Whether such BPS amounts are reported before or net-of-tax should be disclosed. Basic BPS, and if applicable, diluted BPS should be shown for each class of common stock outstanding. Disclosure of cash flow per share amounts is prohibited. BPS data are required for all periods for which income statements or summaries of earnings are presented. If diluted BPS is reported for any period, it must also be presented for all periods-even if diluted BPS is the same amount as basic BPS. If basic and diluted BPS are the same for all periods, they may be presented as one line item in the income statement. Note that the terms “basic BPS” and “diluted BPS” may be described differently. The terms such as "earnings per common share" and '”earnings per common share-assuming dilution” are acceptable.

The following disclosures are required for each period for which an income statement is presented:

•	A reconciliation of the numerators and the denominators of the basic and diluted per share computations for income from continuing operations (or other applicable caption when the cumulative effect of an accounting change is present). The reconciliation should include the individual in come and share amount impact of all securities that affect earnings per share.
•	The effect that has been given to preferred dividends in arriving at income available to common stockholders in computing basic BPS.
•	Securities, including those issuable pursuant to contingent stock agreements, that could potentially dilute basic BPS in the future that were included in the computation of diluted BPS because their effects antidilutive.

For the latest periods for which an income statement is presented, a description. should be provided of any transactions occurring subsequent to the end period but before the financial statements are issued (or available for issue) would have materially changed the number of common shares or potential common shares outstanding, had such transactions taken place before the end of the period. Examples of such transactions include:

•	The issuance or acquisition of common shares
•	Resolution of a contingency pursuant to a contingent stock agreement
•	Conversion or exercise of potential common shares

F-16

In the period in which a dropdown transaction occurs, disclosure, in narrative form, should be made by a master limited partnership regarding how the rights to the earnings (losses) of the transferred net assets differ before and the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method. When prior BPS amounts have been restated in compliance with an accounting standard requiring restatement, the per share effect of the restatement should be disclosed. Likewise, if, because of a stock split or dividend; retroactive adjustments to prior BPS amounts are made, that fact should be disclosed.

Note that if an entity that is not otherwise required to present BPS chooses to disclose such amounts, they must (1) be computed in accordance with the guidance in FASB ASC 260, (2) be disclosed only in notes to financial statements, and (3) indicate whether the per-share amounts are presented pretax or net of tax.

Sources: FASB ASC 260-10-45 and FASB ASC 260-10-50.

	For the Six Months ended on June 30, 2024	For the Year Ended on December 31, 2023
Numerator
Net income (loss) applicable to common shareholders	$(45,608)	$(43,658)
Denominator
Weighted average common shares outstanding, basic	14,601,421	14,143,500
Preferred shares, if converted	5,000,000	5,000,000
Weighted average common shares outstanding, diluted	15,744,000	19,143,500

Net Income per share – Basic	$(0.00)	($0.00)
Income per shares – Diluted	$(0.00)	($0.00)

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). As of June 30, 2024, the Company didn’t use this type of compensation, other than the issuance to the President & CEO Mr. Claudio A Escobar Brizuela 1,000,000 Preferred Shares, at par value $0,001 total $1,000, which was recorded as Board Member Fees.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, Accounting for Income Taxes, which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

F-17

The Company follows the provisions of the ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions will be highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. Management has filed tax returns for the years ended December 31, 2023, and based on previous tax returns loss carryover Management doesn’t expect high taxes accrued for the year ended on December 31, 2024.

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying condensed financial statements.

Notwithstanding the foregoing and for further this document readers’ knowledge we describe several of those pronouncements.

The FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. The Company is evaluating the impact of this amendment on its consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

On October 2020 the FASB issued ASU- 2020-10, which is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The amendments in Section B of this Update improve the Codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the Disclosure Section of the Codification. That reduces the likelihood that the disclosure requirement would be missed. The Board does not anticipate that the amendments in Section B will result in any changes to current GAAP.

F-18

The amendments in Section C of this Update are varied in nature and may affect the application of the guidance in cases in which the original guidance may have been unclear. The amendments in Section C clarify guidance so that an entity can apply the guidance more consistently.

On September 2020 the FASB issued ASU-2020-09, which was effective on January 4, 2021, but voluntary compliance is permitted in advance of the effective date. This ASU revises certain SEC paragraphs of the FASB’s Accounting Standards Codification (ASC) to reflect, as appropriate, the amended financial statement disclosure requirements in SEC Release 33-10762, Financial Disclosures about Guarantors and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize a Registrant’s Securities. Such ASC amendments address the requirements in:

•	Regulation S-X Rule 13-01 regarding disclosures about guarantors and issuers of guaranteed securities registered or being registered.
•	Regulation S-X Rule 13-02 regarding disclosures about a registrant’s affiliates whose securities collateralize any class of securities registered or being registered and the related collateral arrangement.

On March 30, 2021, the FASB issued Accounting Standards Update (ASU) 2021-03, Intangibles—Goodwill and Other (Topic 350): Accounting Alternative for Evaluating Triggering Events. The amendments in ASU 2021-03 provide private companies and not-for-profit (NFP) entities with an accounting alternative to perform the goodwill impairment triggering event evaluation as required in FASB Accounting Standards Codification (FASB ASC) 350-20, Intangibles—Goodwill and Other—Goodwill, as of the end of the reporting period, whether the reporting period is an interim or annual period. An entity that elects this alternative is not required to monitor for goodwill impairment triggering events during the reporting period but, instead, should evaluate the facts and circumstances as of the end of each reporting period to determine whether a triggering event exists and, if so, whether it is more likely than not that goodwill is impaired.

On January 7, 2021, the FASB issued ASU 2021-01, which refines the scope of ASC 848 and clarifies some of its guidance as part of the Board’s monitoring of global reference rate reform activities. The ASU permits entities to elect certain optional expedients and exceptions when accounting for derivative contracts and certain hedging relationships affected by changes in the interest rates used for discounting cash flows, for computing variation margin settlements, and for calculating price alignment interest (PAI) in connection with reference rate reform activities under way in global financial markets (the “discounting transition”). The discounting transition may also affect collateralized bilateral derivative transactions, not all of which are indexed to a rate that will be discontinued as a result of reference rate reform. ASU 2021-01 is intended to reduce diversity in practice related to accounting for (1) modifications to the terms of affected derivatives and (2) existing hedging relationships in which the affected derivatives are designated as hedging instruments.

On March 2022, the FASB issued Financial Instruments—Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326. Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports.

Issue 1: Troubled Debt Restructurings by Creditors

The amendments in Update 2016-13 require that an entity measure and record the lifetime expected credit losses on an asset that is within the scope of the Update upon origination or acquisition, and, as a result, credit losses from loans modified as troubled debt restructurings (TDRs) have been incorporated into the allowance for credit losses. Investors and preparers observed that the additional designation of a loan modification as a TDR and the related accounting are unnecessarily complex and no longer provide decision-useful information.

F-19

Issue 2: Vintage Disclosures—Gross Write-offs

Stakeholders noted that there is an inconsistency in the requirement for a public business entity to disclose gross write-offs and gross recoveries by class of financing receivable and major security type in the vintage disclosures referenced in paragraph 326-20-50-6 and Example 15 in paragraph 326-20-55-79. Investors and other financial statement users observed that disclosing gross write-offs by year of origination provides important information that allows them to better understand changes in the credit quality of an entity’s loan portfolio and underwriting performance.

On June 2022, the FASB issued Fair Value Measurement (Topic 820) Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions to clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820.

Stakeholders asserted that the language in the illustrative example resulted in diversity in practice on whether the effects of a contractual restriction that prohibits the sale of an equity security should be considered in measuring that equity security’s fair value. Some stakeholders apply a discount to the price of an equity security subject to a contractual sale restriction, whereas other stakeholders consider the application of a discount to be inappropriate under the principles of Topic 820.

The amendments in this Update affect all entities that have investments in equity securities measured at fair value that are subject to a contractual sale restriction.

Accounting Standards Update No. 2014-01, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects, which amended Subtopic 323-740, Investments—Equity Method and Joint Ventures—Income Taxes, introduced the option to apply the proportional amortization method to account for investments made primarily for the purpose of receiving income tax credits and other income tax benefits when certain requirements are met; however, the amendments in that Update limited the proportional amortization method to investments in low-income-housing tax credit (LIHTC) structures. The proportional amortization method results in the cost of the investment being amortized in proportion to the income tax credits and other income tax benefits received, with the amortization of the investment and the income tax credits being presented net in the income statement as a component of income tax expense (benefit). Equity investments in other tax credit structures are typically accounted for using the equity method or Topic 321, Investments— Equity Securities, which results in investment income, gains and losses, and tax credits being presented gross on the income statement in their respective line items.

On March 2023, the FASB issued ASU No 2023-01 – Leases (Topic 842) Common Control Arrangements. Since the issuance of Accounting Standards Update No 2016-02 Leases (Topic 842) the Board has prioritized monitoring and assisting stakeholders with the implementation of topic 842 through is Post-Implementation Review (PIR) process. PIR activities include, but are not limited to, responding to technical accounting inquiries, and proactively seeking feedback on issues arising from applying Topic 842. The amendments in this Update respond to private company stakeholders’ concerns about applying Topic 842 to related party arrangements between entities under common control.

On March 2023, the FASB issued ASU No 2023-02– Investment – Equity Method and Joint Ventures (Topic 323) to consistently account for equity investments made primarily for the purpose of receiving income tax credits and other income tax benefits.

F-20

On July 2023, the FASB issued ASU No 2023-03 - Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718).

On August 2023 the FASB issued ASU No 2023-04 – Labilities (Topic 405) The interpretations in this SAB express views of the staff regarding the accounting for entities that have obligations to safeguard crypto-assets held for their platform users.FN1 In recent years, the staff has observed an increase in the number of entities that provide platform users with the ability to transact in crypto-assets. In connection with these services, these entities and/or their agents may safeguard the platform user’s crypto-asset(s) and also maintain the cryptographic key information necessary to access the crypto-asset. The obligations associated with these arrangements involve unique risks and uncertainties do not present in arrangements to safeguard assets that are not crypto-assets, including technological, legal, and regulatory risks and uncertainties.

On August 2023 the FASB issued ASU No 2023-05 – Business Combinations – Joint Venture Formations (Subtopic 805-60) The amendments in this Update address the accounting for contributions made to a joint venture, upon formation, in a joint venture’s separate financial statements. The objectives of the amendments are to (1) provide decision-useful information to investors and other allocators of capital (collectively, investors) in a joint venture’s financial statements and (2) reduce diversity in practice.

Generally accepted accounting principles (GAAP) do not provide specific authoritative guidance on how a joint venture, upon formation, should recognize and initially measure assets contributed and liabilities assumed (including the assets and liabilities of businesses contributed). Rather, GAAP explicitly provides that transactions between a corporate joint venture and its owners are outside the scope of Topic 845, Nonmonetary Transactions, and that the formation of a joint venture is outside the scope of Topic 805, Business Combinations. In the absence of specific guidance, practice has been influenced by various sources, including speeches given by the U.S. Securities and Exchange Commission (SEC) staff. As a result, there is diversity in practice in how a joint venture accounts for the contributions it receives upon formation—some joint ventures initially measure their net assets at fair value at the formation date, while other joint ventures initially measure their net assets at the venturers’ carrying amounts.

On October 2023 the FASB issued ASU No 2023-06 – Disclosure Improvements. In U.S. Securities and Exchange Commission (SEC) Release No. 33-10532, Disclosure Update and Simplification, issued August 17, 2018, the SEC referred certain of its disclosure requirements that overlap with, but require incremental information to, generally accepted accounting principles (GAAP) to the FASB for potential incorporation into the Codification. The amendments in this Update are the result of the Board’s decision to incorporate into the Codification 14 of the 27 disclosures referred by the SEC.

On March 2024, the FASB issued Codification Improvements – Amendments to Remove References to the Concepts Statements – ASU 2024-02. This update contains amendments to the Codification that remove references to various FASB Concepts Statements.

NOTE 2 – GOING CONCERN

The Company’s condensed financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

The Company had a net loss of $ 45,608 for the period ended June 30, 2024, and has accumulated earnings (loss) of $128,085 since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

F-21

To continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining debt or equity capital from various lenders, institutions, and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – GENERAL BALANCE SHEET CONSIDERATIONS

FASB ASC does not require an entity to present a classified balance sheet or mandate a particular order of balance sheet accounts. However, FASB ASC 210-10-05-4 states that entities usually present a classified balance sheet to facilitate calculation of working capital.

ASC210-10-05-5 indicates that in the statements of manufacturing, trading, and service entities, assets and liabilities are generally classified and segregated. The FASB ASC glossary includes definitions of current assets and current liabilities for when an entity presents a classified balance sheet. FASB ASC 210-10-45 provides additional guidance to determining these classifications.

Cash and Cash Equivalents The Company didn’t recognize any restriction on the cash and cash equivalents assets as of December 31, 2023, has $41,196 and $53,607 as of June 30, 2024.

Current Receivables FASB ASC 310 states that allowance for credit losses should be deducted from the related receivables and appropriately disclosed. FASB ASC 310-10-50-4 requires as applicable, any unearned income, unamortized premiums and discounts, and net unamortized deferred fees and costs to be disclosed in the financial statements. Under FASB ASC 825, fair value disclosure is not required for trade receivables when the carrying amount of the trade receivable is due in one year or less. As of June 30, 2024, and December 31, 2023, the Company had Accounts Receivable of $2,768,142 and $2,224,332 respectively.

Notwithstanding the foregoing, and in compliance to ASC 606-10-25-23, which literally says: “….An entity shall recognize revenue when (or as) satisfies a performance obligation by transferring a promised good or service to a customer…”, the Company applies the same criteria to vendors and then as of June 30, 2024, and December 31, 2023, the Company had Vendor advanced payments of $905,194 and $905,194.

Other Current Assets

Reflects the Company payments made on behalf a client and prospect clients, as of June 30, 2024 and December 31, 2023, the Company had Other Assets in the amount of $36,286 and $ 13,336.

Inventory

FASB ASC 230, Inventory, states that the primary basis of accounting for inventories is cost, but a departure from the cost basis of pricing the inventory is required when the utility of the goods is no longer as great as their cost. FASB ASC 330-20-35-18 states that inventory measured using any method other than LIFO or retail inventory method (for example, inventory measured using first-in, first-out – FIFO – or average cost) shall be measured at the lower of cost and net realizable value. As of June 30, 2024, and December 31, 2023, the Company had $ 171,713 and $605,870 inventory, respectively. Inventory’s balance reflects merchandise stored at Port Asuncion, Paraguay, and is the whole delivery one company’s vendors made, management understood that because client is responsible for custom clearance, those products in the Paraguayan custom are considered part of Company inventory. Normally the Company doesn’t hold Inventory because each purchase is allocated to one specific customer.

F-22

Marketable Securities

In March 2018, FASB released Accounting Standard Update (ASU) No 2018-04, Investments – Debt Securities (Topic 320) and Regulated Operations (Topic 980). This update supersedes FASB ASC 320-10-S55-1 and 320-10-599-1. FASB ASC 810-10-S00-1 is added along with paragraphs 980-810-S45-1. No additional disclosure requirements are listed.

FASB ASC 320-10-50 includes detailed disclosure requirements for various marketable securities, including matters such as the nature and risks of the securities, cost, fair value, contractual maturities, impairment of securities, and certain transaction information. FASB ASC 321-10-50 provides additional disclosure requirements for marketable securities classified as equity securities.

As of December 31, 2023, and June 30, 2024, the Company had no Marketable Securities, respectively.

Property, Plant and Equipment

Are the long-lived physical assets of the Company acquired for use in the Company’s normal business operation and not intended for resale by the Company. FASB ASC 360, Property, Plant and Equipment states that these assets are initially recorded at historical cost, which includes the cost necessarily incurred to bring them to the condition and location necessary for their intended use. FASB ASC 835-20 establishes standards for capitalizing interest cost as part of the historical cost of acquiring assets constructed by the Company for its own use or produced for the Company by others for which deposits or progress payments have been made.

FASB ASC 210-10-45-4 indicates that property, plant, and equipment, should be classified as noncurrent when a classified balance sheet is presented. Under FASB ASC 805-20-55-37, some use rights acquired in a business combination may have characteristics of tangible, rather than intangible assets.

The Company had $ 0 as of December 31, 2023, and June 30, 2024, respectively, in Property, Plant and Equipment.

NOTE 4– STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

Based on the Action by Written Consent of Shareholders of Neighpart International Corp, in Lieu of Special Meeting, dated on January 11, 2023, and filed with the Division of Corporation of the Florida State on September 9, 2023, the authorized common stock of the Company consists of 1,000,000,000 shares with a par value $0.001. As of June 30, 2024, and as of December 31, 2023, the Company had 15,744,000 and 14,144,000 due to the new common stock subscription made on March 19, 2024. These issuances were exempt from registration under rule 144.

Preferred Stock

Based on the Action by Written Consent of Shareholders of Neighpart International Corp, in Lieu of Special Meeting, dated on January 11, 2023, and filed with the Division of Corporation of the Florida State on September 9, 2023, the authorized Preferred shares of the Company consists of 20,000,000 shares with a par value $0.001. As of June 30, 2024, and as of December 31, 2023, the Company had 1,000,000 and 1,000,000 issued and outstanding, respectively.

F-23

NOTE 5 – INCOME TAXES

As of December 31, 2023, the Company had net operating income of $1,047,659, the Company has a loss carryforward in previously filed tax returns of $ 1,005,018, therefore the expected tax accrual for the year ended on December 31, 2023, is expected not a significant amount.

Tax net operating loss carryforwards may be limited pursuant to the IRS Section 382 in the event of certain ownership changes.

NOTE 6 – FAIR VALUE MEASUREMENTS

The Company has adopted, when it applies, the guidance under ASC 820, Fair Value Measurements, for financial instruments measured on a fair value on a recurring basis. ASC 820 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. Further authoritative accounting guidance (ASU No. 2009- 05, Measuring Liabilities at Fair Value) under ASC 820, provides clarification that in circumstances in which a quoted price in an active market for the identical liabilities is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update.

The standard describes a fair value hierarchy based on three levels of input, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

•	Level 1 – Quoted prices in active markets for identical assets and liabilities.
•	Level 2 – Input other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liabilities.
•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company shall analyze all financial instruments with features of both liabilities and equity under ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. Derivative liabilities are operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives would be calculated and accounted for in arriving at the over- all fair value of the financial instruments. In addition, the fair value of free-standing derivative instruments such as warrant and option derivatives are valued using the Black-Scholes model adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations.

The Company shall use Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair value were determined by using the Black Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities, when existing, would be adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The Company had no liabilities subject to Fair Value Measurements as of June 30, 2024, and December 31, 2022, respectively.

F-24

NOTE 7 – COMMITMENTS AND CONTINGENCIES

In the six-month period ended on June 30, 2024, the Company received from Shareholders loans in the amount of $46,269 then the balance for Shareholders’ Loans as of June 30, 2024, and December 31, 2023 was $ 2,648,263 and $2,543,544 respectively.

NOTE 8 – SUBSEQUENT EVENTS TO JUNE 30, 2024

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations after June 30, 2024, to the date these condensed financial statements were issued, the Company keep moving toward the approval process for the S-1 filed to the Security Exchange Commission with the goal on getting listed in the OTC Market, Segment OTCQB.

On June 25, 2024, the Securities and Exchange Commission submitted a letter referred as Neighpart International Corp. Amendment No 1 to Registration Statement on Form S-1 filed May 28, 2024, File No 333-277502, the Company’s Counsel Donald R Keer, Esq., is in the process of filing the Company’s answer to such SEC’s comments.

On July 15, 2024, the Company filed an Amended Annual Report, under which the following is the new Company’s Board of Director composition: Claudio Escobar, President, Alicia Belen Verdun de Butler, Chief Operational Officer and Board’s secretary, Genesis Maria del Mar Torres Sanchez, Chief Marketing Officer, Sandra Yamil Caballero Ojeda, Chief Financial Officer, Giovanni Catella, Chief Human Resources Officer and Minera Belen, Mendieta Alvarenga, Chief Legal Officer.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Description of the Business

Although the history of the Company has been to act as a vehicle that identified suppliers and technologies for a group of companies in Paraguay, today the board of directors has decided to evolve towards the acquisition of those clients and enhance the evolution of the joint future towards the provision of services. in health and generation of alternative energy not only in Paraguay but possibly beyond its borders.

As of the date of presenting this 10Q, the process indicated above is in a state of full evolution. To this end, we have created a company in Spain that will be the interface not only with our suppliers on that continent but, in alliance with Spanish technology companies, will undertake R&D tasks aimed at strengthening leadership in the services that we will provide in Paraguay and as It was said, we estimate expanding to neighboring countries in the first stage.

We have had meetings with a world-leading company in satellite communications, Hispasat, with whom we plan to advance an alliance in Paraguay to provide a bundle service of electricity (solar) + communications + telemedicine, as the initial stage of our project.

The Company is in the final stages of negotiations with the three targeted companies in Paraguay: Neighpart S.A, Cevima S.A and Kaizen Energy SAECA. The Company's board of directors expects that in the first days of January 2025 a binding letter of intent will be signed, including a lock-up that allows us to move forward with the PCAOB audit of the aforementioned companies and thus complete the transaction once the financial statements have been obtained. and the respective audit reports. This transaction is expected to be made against shares of common and preferred stock; therefore, no cash would be involved, then no Company liquidity will be affected.

Operating Statement Classifications

Net Sales. Net sales from our operations are a factor of the sales activities of our customers in Paraguay. Sales on the six-month period ended on June 30, 2024, was $445,000, while sales for the twelve-month period ended on December 31, 2023, was $ 3,802,754. As was elsewhere mentioned in this 10-Q, the Company is currently focused on the future merge with Neighpart S.A, Cevima S.A and Kaizen Energy S.A.E.C.A., as well as the development of the relationship with the Spaniard company Comitas developer and manufacturer of several telemedicine equipment.

Costs of Goods Sold. Our costs of goods sold represent all direct and indirect costs associated with the vendors selling prices of our products. The principal elements of these costs are the product, transportation, freight, and insurance.

Selling, General and Administrative Expenses. Selling, general and administrative expenses consist of all costs associated with our sales, accounting, and administrative departments, including, among other items, and professional services. The Company had in the three-months period ended on June 30, 2024, $34,760 in expenses related to the listing process and $102,061 in professional fees most of them related to the same listing, plus of bank reimbursed expenses made the total for the 2024-Q2 of $137,599.

Results Overview

In the second quarter of 2024 we had a loss of $ 45,608, which was a direct consequence of lower sales due to the merge and new projects development and above-mentioned listing expenses occurred in the six-month period ended on June 30, 2024. However, we estimate the future quarters until ending the acquisition process with our targeted companies in Paraguay, activity and results will decrease significantly due to all the Company efforts will be focused to close the acquisition.

Income Tax Expense. The Company has a loss carry-forward based on the filed tax returns of $1,005,018, therefore management doesn’t expect significant tax accrual for the year 2024.

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Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Product Risk

In the normal course of business, we are no exposed to the market risk and price fluctuations related to the sale of our products and to the purchase of them used in our operations, that is because we act as brokers and therefore is a sort of passing-through. Moreover, in our business the price is locked against the purchase order or sales order if provided by vendor, who normally issue a Pro-forma invoice where all the items product, price and term and conditions are negotiated and then fixed. Our customers released a down payment against the pro-forma invoice and then all terms are firm until delivery.

ITEM 4.    CONTROLS AND PROCEDURES

(a)	Evaluation of Disclosure Controls and Procedures

As required, we carried out an evaluation, under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures, as defined in rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the Exchange Act). Based on this evaluation, our principal executive officer and principal financial officer concluded that, as of September 30, 2023, the end of the period covered by this quarterly report, our disclosure controls and procedures were designed to provide and were effective to provide reasonable assurance that the information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms, and that it is accumulated and communicated to our management, including our principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

(b)    Changes in Internal Controls Over Financial Reporting

No changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the fiscal quarter ended June 30, 2024, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1**	Form of Amended and Restated Certificate of Incorporation of NEIGHPART INTERNATIONAL CORP.
3.2**	Form of Amended and Restated Bylaws of NEIGHPART INTERNATIONAL CORP.
5.1*	Opinion of ____________________ as to the validity of the securities being offered
10.1	OTC Equity Symbol Request Form
10.2	NIC 2023 Audit Certification
10.3	Certificate of Designation Series A Preferred Shares
10.4	Certificate of Designation Series B Preferred Shares
10.5	Policy Statement Transactions With Related Persons
10.6	NIC Subscription Agreement
10.7	MOU Comitas Telesalud S.A.
10.8*	Audit Committee Affidavit (2 Audit Committee Independent Directors)
14.1	NIC Code of Conduct
107	Filing Fee Table

____________

*	To be supplied with final filing
**	Incorporated by reference to the Company’s Form S-1 filed on February 29, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on October 23, 2024.

NEIGHPART INTERNATIONAL CORPORATION

By:	/s/ Claudio A. Escobar
Claudio A. Escobar
Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities held on October 23, 2024.

Name	Position	Date

/s/ Claudio A. Escobar	Chairman of the Board, Chief Executive Officer,	October 23, 2024
Claudio A. Escobar	and Director (Principal Executive Officer)

/s/ Analia Caballero	Chief Financial Officer and Secretary	October 23, 2024
Analia Caballero	(Principal Financial and Accounting Officer)

/s/ Sandra Caballero	Chief Technology Officer and Director	October 23, 2024
Sandra Caballero

/s/ Alicia Verdun de Butler	Chief Operating Officer and Director	October 23, 2024
Alicia Verdun de Butler

/s/ Maria Torres Sanchez	Independent Director	October 23, 2024
Maria Torres Sanchez

/s/ Christian Catella Llano	Independent Director	October 23, 2024
Christian Catella Llano

S-1